SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Cytokinetics, Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Cytokinetics, Incorporated

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2022

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytokinetics, Incorporated, a Delaware corporation, will be held on Tuesday, May 10, 2022, at 10:00 a.m. local time at our headquarters, 350 Oyster Point Blvd., South San Francisco, CA 94080, for the following purposes:

1.
To elect the Board of Directors’ nominees, Muna Bhanji, Santo J. Costa, Esq., John T. Henderson, M.B., Ch.B., and B. Lynne Parshall, Esq., as Class III Directors, each to serve for a three-year term and until their successors are duly elected and qualified;
2.
To approve the amendment and restatement of the Amended and Restated 2004 Equity Incentive Plan to increase the number of authorized shares reserved for issuance under the Amended and Restated 2004 Equity Incentive Plan by an additional 5,998,000 shares of common stock;
3.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
4.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this notice; and
5.
To transact such other business as may properly be brought before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on March 21, 2022 are entitled to notice of and to vote at the meeting or any adjournment thereof.

South San Francisco, California

April 8, 2022

Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet, or by completing, dating, signing and returning the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held through a broker, bank or other agents and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Wednesday, May 10, 2022 at 10:00 a.m. local time at 350 oyster point blvd., South San Francisco, CA 94080

The Proxy Statement and annual report to stockholders

are available at proxydocs.com/CYTK.

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Information Incorporated by Reference from this Proxy Statement into our Annual Report on Form 10-K:

Certain information included in this Proxy Statement is incorporated by reference from this Proxy Statement into Part III of our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on February 25, 2022, notwithstanding any different references in Part III of our Form 10-K, as follows:

Item of Form 10-K Section of This Proxy Statement

Item 10 “Board of Directors,” “Executive Officers,” and “Delinquent Section 16(a) Reports”

Item 11 “Executive Compensation” and “Director Compensation”

Item 12 “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation - Equity Compensation Plans at December 31, 2021”

Item 13 “Certain Business Relationships and Related Party Transactions” and “Board of Directors – Independence of Directors”

Item 14 “Proposal Three – Ratification of Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022”

CYTOKINETICS, INCORPORATED

350 Oyster Point Blvd.

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

May 10, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Wednesday, May 10, 2022 at 10:00 a.m. local time at 350 Oyster Point Blvd., South San Francisco, CA 94080

The Proxy Statement and annual report to stockholders

are available at proxydocs.com/CYTK.

We intend to mail these proxy materials on or about April 12, 2022 to all stockholders of record entitled to vote at the annual meeting.

MEETING AGENDA

Proposal Number	Proposal	Vote Required for Approval
1

To elect the Board of Directors’ nominees, Muna Bhanji, Santo J. Costa, Esq., John T. Henderson, M.B., Ch.B., and B. Lynne Parshall, Esq., as Class III Directors, each to serve for a three-year term and until their successors are duly elected and qualified.

The four nominees receiving the most “For” votes will be elected; withheld votes will have no effect.
2

To approve the amendment and restatement of the Amended and Restated 2004 Equity Incentive Plan to increase the number of authorized shares reserved for issuance under the Amended and Restated 2004 Equity Incentive Plan by an additional 5,998,000 shares of common stock.

“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.
3	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.
4	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Cytokinetics, Incorporated (the "Company”, “we”, “us”, or “our”) is soliciting proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our headquarters, 350 Oyster Point Blvd., South San Francisco, CA 94080, on Tuesday, May 10, 2022, at 10:00 a.m. local time for the purposes set forth herein. Our principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-3000.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2021, (the “Annual Report”), are being provided together with these proxy solicitation materials to all stockholders entitled to vote at the Annual Meeting. This proxy statement (this “Proxy Statement”), the accompanying proxy card and the Company’s Annual Report will first be mailed on or about April 12, 2022 to all stockholders entitled to vote at the Annual Meeting.

WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO CYTOKINETICS, INCORPORATED, 350 OYSTER POINT BLVD., SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: INVESTOR RELATIONS, ANNUAL STOCKHOLDER MEETING.

Record Date and Share Ownership

Common stockholders of record at the close of business on March 21, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. We have one class of common shares issued and outstanding, designated as common stock, $0.001 par value per share (the “Common Stock”). As of the Record Date, 163,000,000 shares of Common Stock were authorized and 85,503,941 shares were outstanding, and 10,000,000 shares of Preferred Stock were authorized and none were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) issuing a later proxy pursuant to the instructions herein (including by telephone or internet), (ii) delivering to us at our principal executive offices a written notice of revocation to the attention of the Corporate Secretary before the Annual Meeting or (iii) attending the Annual Meeting and voting in person.

Voting

On all matters, each share of Common Stock has one vote.

Cost of Proxy Solicitation

We will pay for the entire cost of soliciting any proxies by the Company, unless otherwise stated herein. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the routine cost of forwarding proxy materials to beneficial owners.

Voting in Person or by Proxy Card

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or vote by proxy using the proxy card. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. To vote in person stockholders of record as of the Record Date may come to the Annual Meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the proxy card (that you may request or that we may elect to deliver later) and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting via the Internet or by Telephone

Stockholders of record as of the Record Date may also vote their shares by proxy by means of the telephone or on the internet. The laws of the State of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections (the “Inspector”) can determine that such proxy was authorized by the stockholder.

The telephone and internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record as of the close of business on the Record Date may go to www.proxypush.com/CYTK to vote by proxy their shares by means of the internet. They will be required to provide our number and the control number contained on your proxy card. The stockholder will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the stockholder will be prompted to submit or revise them as desired. Any stockholder may also grant a proxy to vote shares by telephone by calling 1-866-390-9954 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than our proxy card.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions that offers the means to grant proxies to vote shares via telephone and the internet. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the internet at Broadridge Financial Solutions’ website at proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 9, 2022. Submitting your proxy via the internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector. The Inspector will also determine whether a quorum is present. For the election of directors, Proposal 1, the four directors receiving the most “FOR” votes will be elected; “WITHHELD” and broker non-votes will have no effect. With respect to Proposals 2, 3 and 4, such proposals will be approved if a majority of the shares present and entitled to vote at the meeting vote “FOR” the proposal; votes to “ABSTAIN” will have the same effect as votes “AGAINST,” and broker non-votes will have no effect. Pursuant to our bylaws, a quorum will be present if stockholders holding at least a majority of shares entitled to vote are present in person or represented by proxy at the meeting. Under our bylaws, if a quorum is not present or represented at the meeting, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum. When proxies are properly dated, executed and returned, or if instructions are properly carried out for internet or telephone voting, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted (i) “FOR” the election of the nominees for directors set forth herein; (ii) “FOR” the approval of the proposed amendment and restatement of the Amended and Restated 2004 Equity Incentive Plan (the “Amended and Restated 2004 EIP”) to increase the number of authorized shares of Common Stock reserved for issuance under the currently effective Amended and Restated 2004 Equity Incentive Plan (the “2004 EIP”) by an additional 5,998,000 shares; (iii) “FOR” the ratification of Ernst & Young LLP as independent registered public auditors for the year ended December 31, 2022; and (iv) “FOR” approval, on an advisory basis, of the compensation of the named executive officers; and upon such other business as may properly come before the Annual Meeting or any adjournment thereof, at the discretion of the proxy holder.

If a broker or bank indicates on the proxy or its substitute that such broker or bank does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), then those shares will be considered as present with respect to establishing a quorum for the transaction of business. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker or bank may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation, and on the frequency of stockholder votes on executive compensation. On non-discretionary items for which you do not give your broker or bank instructions, the shares will be treated as broker non-votes. Accordingly, your broker, bank or agent may not vote your shares on Proposals One, Two or Four without your instructions, but may vote your shares on Proposal Three. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite number of Votes Cast has been obtained with respect to a particular matter. Abstentions and broker non-votes will be counted towards the quorum requirement.

Deadline for Receipt of Stockholder Proposals

To be considered for inclusion in next year’s proxy materials, your proposal (including a director nomination) must be submitted in writing December 14, 2022, to Cytokinetics, Incorporated, 350 Oyster Point Blvd., South San Francisco, California 94080, Attention: Corporate Secretary, provided, however, that if our 2023 annual meeting of stockholders is held before April 10, 2023 or after June 9, 2023, then the deadline will be a reasonable time prior to the time that we make our proxy materials available to our stockholders, either online or in printed form.

If you wish to submit a proposal at the 2023 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must notify us by December 14, 2022, provided, however, that that if our 2023 annual meeting of stockholders is held before April 10, 2023 or after June 9, 2023, you must submit your notice not later than the close of business on the later of one hundred twenty (120) calendar days in advance of the 2023 annual meeting and ten calendar days following the date on which public announcement of the date of the meeting is first made.

Results of the Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Results will be published in a current report on Form 8-K that we expect to file within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL ONE

ELECTION OF FOUR CLASS III DIRECTORS

Nominees

Our Board of Directors currently has ten members. We have a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

There are four directors in Class III, all of whose terms of office expires at the Annual Meeting. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders, except for Muna Bhanji, who was elected by the Board of Directors on February 17, 2021 to fill a vacancy created by an increase in the number of directors. Ms. Bhanji was recommended to our Board of Directors for election by our Chief Executive Officer. If elected at the Annual Meeting, each of these nominees would serve for a three-year term ending upon the earlier of: (1) such nominee’s successor being elected and qualified at the Company’s 2025 Annual Meeting of Stockholders or upon the adjournment of such meeting if there is no successor as a result of a decrease in the number of authorized directors, and (2) such nominee’s death, resignation or removal prior to the Company’s 2025 Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our four nominees listed below.

The nominees have consented to be named as nominees in the Proxy Statement and to continue to serve as directors if elected. If any nominee becomes unable or declines to serve as a director, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors, if such a substitute nominee is designated by the Board of Directors.

The nominees for the Class III directors are: Muna Bhanji, Santo J. Costa, Esq., John T. Henderson, M.B., Ch.B., and B. Lynne Parshall, Esq.. Biographical information for each director can be found below in the Board of Directors section. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

Vote Required

Directors will be elected by a plurality vote of the shares of Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. Accordingly, the four candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Pursuant to our director resignation policy, if any nominee for director in this election receives a greater number of votes “WITHHELD” from such nominee than votes “FOR”, the nominee for director must tender his or her resignation for consideration by the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”). The Nominating and Governance Committee shall consider all relevant facts and circumstances and recommend to our Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the Nominating and Governance Committee’s recommendation. Promptly following the Board of Directors’ decision, we will disclose that decision and an explanation of such decision in a filing with the United States Securities and Exchange Commission (the “SEC”) and a press release.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of the 2004 EIP to increase the number of authorized shares of Common Stock reserved for issuance under the 2004 EIP by an additional 5,998,000 shares of Common Stock. The Board of Directors has approved the Amended and Restated 2004 EIP subject to approval from our stockholders at the Annual Meeting.

The 2004 EIP was originally adopted by our Board of Directors in January 2004 and approved by our stockholders in February 2004. Our stockholders approved amendments to the 2004 EIP in May 2008, May 2009, May 2010, May 2011, May 2012, May 2015, May 2017, May 2019 and May 2021. In May 2020, our Board of Directors approved amendments to the 2004 EIP to permit the granting of up to 750,000 shares of Common Stock as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4). In August 2021, our Board of Directors approved amendments to the 2004 EIP to permit the granting of an additional 1,100,000 shares of Common Stock as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4). As of February 28, 2022, a total of 22,806,190 shares of Common Stock were authorized for issuance under the 2004 EIP of which 1,850,000 shares of Common Stock were reserved for issuance as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4).

The Board of Directors believes that this is an appropriate time to update the terms of the 2004 EIP to increase the total number of shares of Common Stock reserved for issuance thereunder and it therefore approved, subject to approval from our stockholders at the Annual Meeting, an amendment and restatement of the 2004 EIP. In addition, our Board of Directors believes that the number of shares of Common Stock that remain available for issuance under the 2004 EIP is insufficient to achieve the purposes of the plan over the term of the plan. Accordingly, the Board of Directors is now requesting that the stockholders approve the Amended and Restated 2004 EIP to increase the number of authorized shares of Common Stock reserved for issuance under the 2004 EIP by 5,998,000 shares of Common Stock. The Board of Directors has approved this increase to the authorized share reserve, subject to approval from our stockholders at the Annual Meeting. If this Proposal Two is not approved by our stockholders, the 2004 EIP will continue in accordance with its existing terms, and there will be no such increase to the number of shares of Common Stock reserved for issuance under the 2004 EIP.

Amendment to the 2004 EIP

The following summary of the proposed amendment and restatement of the 2004 EIP is qualified in its entirety by reference to the actual text of the Amended and Restated 2004 EIP, which is appended to this Proxy Statement as Appendix A.

We propose to increase the number of authorized shares of Common Stock reserved for issuance under the 2004 EIP by an additional 5,998,000 shares of Common Stock, from 22,806,190 shares of Common Stock as of February 28, 2022 to 28,804,190 shares of Common Stock of which 1,850,000 shares are reserved for issuance as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4), subject to stockholder approval of the Amended and Restated 2004 EIP.

The Board of Directors believes that the approval of the Amended and Restated 2004 EIP is essential to our continued success. We believe that our employees are one of our most valuable assets and that the issuance of awards under the 2004 EIP is a critical factor in our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we operate. Such awards also are crucial to our ability to motivate our employees to achieve our goals. This Proposal Two is intended to provide sufficient shares of Common Stock to fund anticipated equity awards under the 2004 EIP until our 2023 Annual Meeting of Stockholders.

If approved, the number of authorized shares of Common Stock available for issuance under the 2004 EIP, as a percentage of the number of shares of Common Stock currently issued and outstanding at 13.8% would be consistent with those of our Peer Companies (as defined in the Compensation Discussion and Analysis section of this Proxy Statement). For our Peer Companies, this percentage ranges between 13.7% and 24.6% annually. For the past three years (2019 through 2021) we have granted an average of 4.7% annually of shares of Common Stock then issued and outstanding.

The Board of Directors believes that our ability to issue awards to our employees under the 2004 EIP at a level that is competitive with our Peer Companies is critical to our ability to succeed.

2004 EIP Outstanding Awards and Available Shares

As of March 17, 2022, a total of 10,792,129 shares of Common Stock were subject to outstanding stock options awarded under the 2004 EIP with a weighted average exercise price of $18.00 per share and a weighted average remaining term of 7.2 years. No stock option awards were granted under the 2004 EIP in which the exercise price for the underlying shares of Common Stock was less than the fair market value of such shares on the date of grant. As of March 17, 2022, there were 1,522,899 combined unvested restricted stock units and performance stock units outstanding and 2,878,208 shares of Common Stock available for grant of which 224,150 shares are available for grant only as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4).

Summary of the Proposed Amended and Restated 2004 EIP

The principal features of the proposed amendment and restatement of the 2004 EIP, subject to stockholder approval, are summarized below. This summary is qualified in its entirety by reference to the Amended and Restated 2004 EIP, attached as Appendix A.

The Amended and Restated 2004 EIP provides for the grant of the following types of incentive awards: (i) stock options, including incentive stock options and nonstatutory stock options, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units, (v) performance shares, and (vi) performance units. Each of these is referred to as an “Award.” Awards made to new employees as a material inducement to their respective employment pursuant to Nasdaq Listing Rule 5635(c)(4) are referred to as an “Inducement Award.”

Eligibility. Under the Amended and Restated 2004 EIP, eligible individuals include employees and consultants who provide services to us as well as members of our Board of Directors. As of February 28, 2022, each of our approximately 275 employees and our 9 non-employee directors as well as our current consultants, are eligible for Awards under the Amended and Restated 2004 EIP. Under the Amended and Restated 2004 EIP, new employees to whom an Award is a material inducement to the commencement of an employment relationship with us are eligible for an Inducement Award. All Inducement Awards are subject to the approval of an inducement committee consisting of the majority of our independent directors or the Compensation and Talent Committee of our Board of Directors (the “Compensation and Talent Committee”).

Number of Shares of Stock Available Under the Amended and Restated 2004 EIP. The maximum aggregate number of shares of Common Stock that may be issued under the Amended and Restated 2004 EIP, after giving effect to the addition of shares proposed to be added under this Proposal Two, is 28,804,190 shares of Common Stock of which 1,850,000 shares are reserved for issuance as Inducement Awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4). During the term of the Amended and Restated 2004 EIP, we will reserve and keep available shares of Common Stock to satisfy the requirements of the 2004 EIP.

Fungible Ratio. Shares of Common Stock subject to Awards that are not options or SARs (called “Full Value Awards”) count against the share reserve as 1.17 shares of Common Stock for every one share of Common Stock subject to such an Award, and if shares subject to such Full Value Awards are forfeited or repurchased by us and would otherwise return to the Amended and Restated 2004 EIP, then 1.17 times the number of shares of Common Stock so forfeited or repurchased will become available for future issuance under the Amended and Restated 2004 EIP.

Return of Shares Subject to an Option or SAR. Shares of Common Stock that have actually been issued under the Amended and Restated 2004 EIP under any Award, including an option to purchase Common Stock, will not be returned to the Amended and Restated 2004 EIP and will not become available for future issuance under the Amended and Restated 2004 EIP. Upon exercise of a SAR settled in shares of Common Stock, the gross number of shares of Common Stock covered by the portion of the SAR so exercised will cease to be available under the Amended and Restated 2004 EIP. If the exercise price of an option is paid by a tender to us of shares of Common Stock owned by the participant, the number of shares of Common Stock available for issuance under the Amended and Restated 2004 EIP will be reduced by the gross number of shares of Common Stock for which the option is exercised. Shares of Common Stock used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Amended and Restated 2004 EIP. If an Award that is an option or

SAR expires or becomes unexercisable without having been exercised in full, the unpurchased shares which were subject to the Award will become available for future grant or sale under the Amended and Restated 2004 EIP.

Return of Shares or Units Subject to Full Value Awards. With respect to Full Value Awards, if shares of Common Stock are repurchased or reacquired by us or units are forfeited by the participant due to failure to vest, the repurchased shares of Common Stock or forfeited units which were subject to the Award will become available for future grant or sale under the Amended and Restated 2004 EIP. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares of Common Stock available for issuance under the Amended and Restated 2004 EIP.

Maximum Shares Issuable under Incentive Stock Options. The maximum number of shares of Common Stock that may be issued upon the exercise of incentive stock options under the Amended and Restated 2004 EIP will be 26,954,190. Incentive stock options may not be issued as an Inducement Award.

Dividends; Reorganizations. If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including in connection with a merger, the Administrator (as defined below) will make appropriate adjustments under the Amended and Restated 2004 EIP with respect to (i) the number and class of shares of Common Stock available for issuance, (ii) the number, class and price of shares of Common Stock subject to outstanding Awards, (iii) the maximum number of shares of Common Stock issuable, and (iv) the specified per-person limits on Awards to reflect the change.

Administration of the Amended and Restated 2004 EIP. The Board of Directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board of Directors (referred to as the “Administrator”), will administer the Amended and Restated 2004 EIP. The Board of Directors has delegated administration of the Amended and Restated 2004 EIP to the Compensation and Talent Committee.

Subject to the terms of the Amended and Restated 2004 EIP, the Administrator has broad authority to administer, interpret and construe the Amended and Restated 2004 EIP and Awards granted under the Amended and Restated 2004 EIP. The Administrator, may, among other things, determine the employees, consultants, and directors who will receive Awards, the numbers and types of Awards to be granted and the terms and conditions of Awards, including the relevant vesting conditions, and in the case of stock options and SARs, the periods of their exercisability. The Administrator may also amend outstanding Awards.

If at any time the Board of Directors appoints a different Administrator, all Inducement Awards will remain subject to the approval of an inducement committee consisting of the majority of our independent directors or the Compensation and Talent Committee.

The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, or cash; (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (iii) the exercise price of an outstanding Award could be reduced. However, subject to certain mandatory adjustment provisions set forth in the Amended and Restated 2004 EIP (and described above), the Administrator cannot amend the terms of any Award to reduce the exercise price of such outstanding Award or cancel an outstanding Award in exchange for cash or other Awards with an exercise price that is less than the exercise price of the original Award, without stockholder approval.

All decisions, determinations and interpretations made by the Administrator will be final and binding on all participants and any other holders of Awards.

Options and Stock Appreciation Rights. The Administrator may grant nonstatutory stock options, incentive stock options and SARs under the Amended and Restated 2004 EIP. The Administrator determines the number of shares of Common Stock subject to each option or SAR. The aggregate fair market value, determined at the time of grant, of shares of Common Stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as nonstatutory stock options. Incentive stock options may not be issued as an Inducement Award.

The exercise price of options and SARs granted under the Amended and Restated 2004 EIP will be no less than the fair market value of Common Stock on the date of grant, except that the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock will be at least 110% of the fair market value of the Common Stock on the grant date.

The term of each option or SAR will be set forth in the Award agreement and may not exceed ten years, except that the term of an incentive stock option granted to a participant who owns more than 10% of the total voting power of all classes of our outstanding stock may not exceed five years.

After a participant terminates service with us, the participant may exercise the vested portion of his or her option or SAR for the period of time stated in the Award agreement (not to exceed the original term of the Award). If no such period of time is stated in the participant’s Award agreement, the participant (or, if applicable, the participant’s estate) generally may exercise the option or SAR for (i) three months following the participant’s termination for reasons other than death or disability, and (ii) twelve months following the participant’s termination due to death or disability.

The Administrator determines the form of payment it will accept when a participant exercises an option or SAR, which may include (i) cash, (ii) check, (iii) other shares of Common Stock (provided that such shares have a fair market value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which the option or SAR will be exercised and that the acceptance of such shares, as determined by the Administrator, will not result in adverse accounting consequences to the Company), (iv) consideration received by us under a cashless exercise program implemented by us, (v) other consideration and methods of payment permitted by applicable laws, or (vi) any combination of the foregoing methods of payment.

Unless otherwise stated in the applicable Award agreement, an individual holding or exercising a stock option or SAR shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Common Stock or to direct the voting of the subject shares of Common Stock) until the shares covered thereby are fully paid and issued to him. In no case shall an individual holding a stock option receive cash or dividend payments or distributions or dividend equivalents attributable to unvested shares of Common Stock underlying a stock option.

Restricted Stock. Each Award of restricted stock will be evidenced by an Award agreement that will set forth the terms and conditions (including the vesting schedule) of the Award. The Administrator will determine the number of shares of Common Stock granted pursuant to an Award of restricted stock. Unless the Administrator determines otherwise, shares of Common Stock granted pursuant to an Award of restricted stock will be held by us as escrow agent until the restrictions on such shares of Common Stock have lapsed. Shares of Common Stock underlying each Award of restricted stock will be released from escrow as soon as practicable after the last day of any period of restrictions has lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions on such shares of Common Stock will lapse or be removed. Any dividends declared with respect to shares of Common Stock subject to an Award of restricted stock shall be paid to participants unless otherwise provided in the Award agreement pursuant to which the Award of restricted stock was granted.

Restricted Stock Units. An Award of restricted stock unit represents the right, subject to certain terms and conditions, to be issued one share of stock for each unit that vests or otherwise satisfies applicable conditions established by the Administrator, in its discretion. Each Award of restricted stock units will be evidenced by an Award agreement that will set forth the terms and conditions (including the vesting schedule) of the Award. The Administrator may establish service-based or other vesting criteria in its discretion, which, depending on the extent to which such criteria are met, will determine the number of restricted stock units to be paid to participants. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of the restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting provisions for such restricted stock units. Vested restricted stock units will be settled in shares of Common Stock as soon as administratively practicable following the date on which such restricted stock units vest but in no event later than the time required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If a holder of restricted stock units terminates service to us prior to the vesting of all of the restricted stock units or as otherwise provided in the Award agreement pursuant to which the restricted stock units were granted, all unvested restricted stock units will be forfeited and will again be available for grant under the 2004 EIP. No dividend equivalents will be paid to participants unless and until the underlying Award of restricted stock unit has vested.

Performance Shares and Performance Units. Performance shares and performance units are Awards under which the release of shares or vesting of units requires the achievement of performance goals or objectives or other terms or conditions (including the vesting schedule) established by the Administrator, in its discretion. The Administrator will determine the number of performance shares or performance units to be granted to a participant. Each Award of performance units or performance shares will be evidenced by an Award agreement that will specify the performance period and such other terms and conditions as determined by the Administrator, in its discretion, including the rate at which the shares or units will vest or be earned. After the applicable performance period has ended, any performance shares or performance units earned or vested will be paid, in the Administrator’s sole discretion, in the form of cash, shares of Common Stock, or in a combination thereof. The extent to which the performance objectives are met will determine the number and/or the value of performance units and performance shares to be paid out to participants, however, the Administrator may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share, in its sole discretion. On the date set forth in the Award agreement, all unearned or unvested performance units and performance shares will be forfeited to us. No cash dividends or distributions declared with respect to shares of Common Stock subject to the performance shares or performance units shall be paid to any participant unless and until the participant vests in such underlying performance shares or performance units. Any stock dividends declared on shares of Common Stock that are subject to a performance share or performance unit will be subject to the same restrictions and will vest at the same time as the performance shares and performance units from which said dividends were derived. All unvested dividends will be forfeited by the participants to the extent their underlying performance shares or performance units are forfeited.

Under the Amended and Restated 2004 EIP, Awards may be subject to one or more of the following performance goals, either alone or in combination (collectively, the “Performance Goals”): (a) cash position, (b) clinical progression, (c) collaboration arrangements, (d) collaboration progression, (e) earnings per share, (f) a financing event, (g) net income, (h) operating cash flow, (i) market share, (j) operating expenses, (k) operating income, (l) product approval, (m) product revenues, (n) profit after tax, (o) projects in development, (p) regulatory filings, (q) return on assets, (r) return on equity, (s) revenue growth, (t) total stockholder return, (u) implementation of, progression in or completion of projects or processes (including, without limitation, progress in research or development programs, progress in regulatory or compliance initiatives, clinical trial initiation, clinical trial enrollment, clinical trial results, new or supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, product supply and systems development and implementation), (v) completion of a joint venture or other corporate transaction, (w) employee retention, (x) budget management and (y) any other measures of performance selected by the Board of Directors. Any Performance Goals may be used to measure the performance of the Company as a whole, a business or divisional unit of the Company, or with respect to an individual participant’s performance. In addition, Performance Goals may be measured relative to a peer group or index or to another Performance Goal, and the Performance Goals may differ from one participant to the next and from one Award to the next.

The Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis of the Company’s annual report.

Transferability of Awards. Awards are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. The Administrator, however, may make an Award transferable to certain family members, trusts or related business entities of the participant, or to organizations as charitable donations.

Change in Control. In the event of a change in control of the Company (as defined in the Amended and Restated 2004 EIP and described below), each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Award, then: (i) the participant will fully vest in, and have the right to exercise, all of his or her time-based outstanding options and SARs, including shares of Common Stock as to which such Awards would not otherwise be vested or exercisable; (ii) all time-based restrictions on restricted stock will lapse; and, (iii) with respect to performance shares, performance units and restricted stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or SAR is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant that the option or SAR will be fully vested and exercisable for a period of time prior to the change in control determined by the Administrator in its sole discretion, and the option or SAR will terminate upon the expiration of such period.

With respect to Awards granted to a non-employee director of the Company that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant not at the request of the successor, then: (i) the participant will fully vest in, and have the right to exercise, his or her options and SARs as to all of the shares of Common Stock subject to the Award; (ii) all restrictions on restricted stock shall lapse; and, (iii) with respect to performance shares, performance units and restricted stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For purposes of the Amended and Restated 2004 EIP, a change in control generally means the occurrence of any of the following events: (i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power of our then outstanding voting securities; (ii) consummation of the sale or disposition by us of all or substantially all of our assets; (iii) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are “incumbent directors” (as defined in the Amended and Restated 2004 EIP); or (iv) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Amendment and Termination of the Amended and Restated 2004 EIP. The Administrator has the authority to amend, alter, suspend or terminate the Amended and Restated 2004 EIP at any time, except that stockholder approval will be required for any amendment to the Amended and Restated 2004 EIP to the extent required by applicable laws. No amendment, alteration, suspension or termination of the Amended and Restated 2004 EIP will impair the rights of any participant without his or her consent. The Amended and Restated 2004 EIP will terminate on February 6, 2029 unless the Administrator terminates it earlier.

New Plan Benefits

Name and Position	Dollar Value	Number of Shares
Robert I. Blum President and Chief Executive Officer	(1)	(1)
Andrew M. Callos Executive Vice President, Chief Commercial Officer	(1)	(1)
Ching W. Jaw Senior Vice President, Chief Financial Officer	(1)	(1)
Fady I. Malik, M.D., Ph.D. Executive Vice President, Research and Development	(1)	(1)
Mark A. Schlossberg, Esq. Senior Vice President, Legal, General Counsel and Secretary	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)
(1)
Awards granted under the Amended and Restated 2004 EIP to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended and Restated 2004 EIP, and our Board of Directors and our Compensation and Talent Committee have not granted any awards under the 2004 EIP subject to stockholder approval of this Proposal Two (excluding, for the avoidance of doubt, any previously granted Inducement Awards). Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended and Restated 2004 EIP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2021 if the Amended and Restated 2004 EIP had been in effect, are not determinable.
(2)
The Amended and Restated 2004 EIP includes automatic, non-discretionary awards to our non-employee directors as follows: each person who is elected or appointed for the first time to be a non-employee member of our Board, or a “non-employee director,” automatically shall, upon the date of his or her initial election or appointment to be a non-employee director by the Board or stockholders of the Company, be granted a stock option to purchase 35,000 shares of Common Stock. On or about the date of our annual meeting of stockholders, each person who is then a non-employee director automatically will be granted a stock option to purchase 10,000 shares of Common Stock and 5,000 restricted stock units. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period in equal monthly installments. Each annual stock option grant for a non-employee director will vest monthly over a one year period in equal monthly installments and each annual restricted stock unit grant for a non-employee director will vest in full on the one-year anniversary of the grant, in each case subject to the director's continuing service on our Board of Directors. After the date of the annual meeting, any such awards will be granted under the Amended and Restated 2004 EIP if this Proposal Two is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the "Director Compensation" section below.

For information on the number of shares of Common Stock subject to awards granted under the 2004 EIP during 2021 for our named executive officers, see the “Grants of Plan Based Awards Table in 2021” later in this Proxy

Statement. The total number of shares of Common Stock subject to Awards granted in fiscal 2021 under the 2004 EIP was 3,606,800 of which 1,276,200 shares were subject to Inducement Awards.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended and Restated 2004 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an Award or the disposition of shares of Common Stock acquired under the Amended and Restated 2004 EIP. The Amended and Restated 2004 EIP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of Common Stock purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any gain or loss recognized upon any later disposition of the shares of Common Stock would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the participant’s alternative minimum tax at exercise, if any, in which case the amount of tax is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of Common Stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of Common Stock on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares received. Any gain or loss recognized upon any later disposition of the shares of Common Stock would be capital gain or loss.

Restricted Stock and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock or performance shares are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares of Common Stock underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect, under Section 83(b) of the Code, to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares of Common Stock underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Restricted Stock Units and Performance Units. A participant generally will not have taxable income at the time restricted stock units or performance units are granted. Instead, he or she will recognize ordinary income upon distribution of shares of Common Stock with respect to a restricted stock or performance unit in an amount equal to the fair market value of those shares. Any gain or loss recognized upon any other disposition of the shares of Common Stock would be capital gain or loss.

Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A of the Code the participant may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A of the Code fails to comply with the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax).

Tax Effect for the Company; Section 162(m). Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE AMENDED AND RESTATED 2004 EIP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

The approval of the Amended and Restated 2004 EIP requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved. The proposed Amended and Restated 2004 EIP will not become effective if our stockholders do not vote FOR its approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES RESERVED FOR ISSUANCE UNDER THE 2004 EQUITY INCENTIVE PLAN BY AN ADDITIONAL 5,998,000 SHARES.

PROPOSAL THREE

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2022

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and recommends that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the selection or ratification, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our best interest.

We expect a representative of EY will be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. EY has served as our independent registered public accounting firm since March 21, 2018.

Independent Registered Public Accounting Firm Services and Fees

Current Principal Accountant Fees and Services

The following table summarizes EY fees incurred for 2021 and 2020.

	Years Ended December 31,
	2021	2020
Audit Fees	$1,523,000	$1,334,000
Audit-Related Fees	—	—
Tax Fees	58,515	—
All Other Fees	—	—
Total Fees	$1,581,515	$1,334,000

Audit fees include fees for audit services primarily related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act of 2002; the review of our quarterly and annual consolidated financial statements; comfort letters, consents and assistance with and review of documents relating to our securities offerings and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Tax fees include fees for tax compliance on employee tax matters. The Audit Committee pre-approved all services provided by EY and determined that the provision of services was compatible with maintaining auditor independence.

Pre-Approval Policies and Procedures

The Audit Committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, EY. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of EY as our independent registered public accounting firm. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as a vote against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent accounting firm; thus, we do not expect any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

_________________________

PROPOSAL FOUR

ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

The Compensation and Talent Committee has adopted a policy that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall 2021 compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions provide competitive and internally-equitable compensation and benefits that reflect Company performance, job complexity and strategic value of the position while seeking to ensure individual long-term retention and motivation and alignment with the long-term interests of our stockholders. We believe the compensation program for our executives has helped us retain a team capable of managing and enabling us to advance our research and development programs and our other corporate objectives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to those tables in the Proxy Statement.”

Vote Required

Adoption of this resolution will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect.

The results of this advisory vote are not binding upon us. However, the Compensation and Talent Committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers. The next scheduled “say on pay” vote will be at our 2023 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of February 28, 2022 by:

•
all those known by us at such time to be the beneficial owner of more than 5% of our voting securities;
•
each director and nominee for director at such time;
•
each of the named executive officers named in the Summary Compensation Table; and
•
all such executive officers, directors and nominees for director of the Company at such time as a group.

The number and percentage of shares beneficially owned are based on the aggregate of 84,856,037 shares of Common Stock outstanding as of February 28, 2022, adjusted as required by the rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
5% Stockholders(1):
Entities affiliated with BlackRock, Inc. (2)	12,950,964	15.3%
55 East 52nd Street New York, NY 10055
Entities affiliated with Fidelity Investments (3)	12,589,835	14.8%
245 Summer Street, Boston, MA 02210
The Vanguard Group(4)	6,989,719	8.2%
100 Vanguard Boulevard, Malvern, PA 19355
Named Executive Officers:
Robert I. Blum(5)	1,790,141	2.1%
Andrew M. Callos(6)	43,696	*
Ching W. Jaw(7)	201,596	*
Fady I. Malik, M.D., Ph.D.(8)	754,495	*
Mark A. Schlossberg, Esq.(9)	138,498	*
Non-Employee Directors:
Muna Bhanji(10)	28,021	*
Santo J. Costa, Esq.(11)	79,166	*
L. Patrick Gage, Ph.D.(12)	232,863	*
John T. Henderson, M.B., Ch.B.(13)	260,523	*
Edward M. Kaye, M.D.(14)	144,983	*
B. Lynne Parshall, Esq.(15)	87,211	*
Sandford D. Smith(16)	14,922	*
Wendell Wierenga, Ph.D.(17)	183,296	*
Nancy J. Wysenski(18)	31,696	*
All directors and executive officers as a group (16 persons)(19)	4,449,533	5.0%

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
Based on a Schedule 13G or 13G/A filed with the SEC as follows: BlackRock, Inc. on January 27, 2022; FMR LLC on February 8, 2022 and The Vanguard Group on February 9, 2022.
(2)
According to its Schedule 13G/A filed on January 27, 2022, as of December 31, 2021, BlackRock, Inc. has sole voting power over 12,841,809 shares of Common Stock and sole dispositive power over 12,950,964 shares of Common Stock. Of these shares, BlackRock Fund Advisors also beneficially owns shares representing 5% or greater of our outstanding shares of Common Stock.
(3)
According to its Schedule 13G/A filed on February 9, 2022, as of December 21, 2021, FMR LLC had sole voting power over 993,576 shares of Common Stock and sole dispositive power over 12,589,835 shares of Common Stock, and Abigail P. Johnson has sole dispositive power over all of these 12,589,835 shares of Common Stock. Of these shares, Fidelity Management & Research Company LLC beneficially owns shares representing 5% or greater of our outstanding shares of Common Stock.
(4)
According to its Schedule 13G/A filed on February 9, 2022, as of December 31, 2021, The Vanguard Group had sole voting power over 145,350 shares of Common Stock, sole dispositive power over 6,784,630 shares of Common Stock, and shared dispositive power over 205,089 shares of Common Stock.
(5)
Represents (a) 366,289 shares of Common Stock held by Mr. Blum; (b) 2,083 shares of Common Stock held by the Brittany Blum 2003 Irrevocable Trust; (c) 2,083 shares of Common Stock held by the Bridget Blum 2003 Irrevocable Trust; and (d) 1,419,686 shares of Common Stock underlying options granted to Mr. Blum that are exercisable within 60 days of February 28, 2022. Mr. Blum disclaims beneficial ownership of the shares of Common Stock held by the trusts.
(6)
Represents (a) 6,196 shares of Common Stock held by Mr. Callos; and (b) 37,500 shares of Common Stock underlying options granted to Mr. Callos that are exercisable within 60 days of February 28, 2022.
(7)
Represents (a) 56,077 shares of Common Stock held by Mr. Jaw; and (b) 145,519 shares of Common Stock underlying options granted to Mr. Jaw that are exercisable within 60 days of February 28, 2022.
(8)
Represents (a) 153,038 shares of Common Stock held by Dr. Malik; and (b) 601,457 shares of Common Stock underlying options granted to Dr. Malik that are exercisable within 60 days of February 28, 2022.

(9)
Represents (a) 55,875 shares of Common Stock held by Mr. Schlossberg; and (b) 82,623 shares of Common Stock underlying options granted to Mr. Schlossberg that are exercisable within 60 days of February 28, 2022.
(10)
Represents (a) 5,244 shares of Common Stock held by Ms. Bhanji; and (b) 22,777 shares of Common Stock underlying options granted to Ms. Bhanji that are exercisable within 60 days of February 28, 2022.
(11)
Represents (a) 5,000 shares of Common Stock held by Mr. Costa; and (b) 74,166 shares of Common Stock underlying options granted to Mr. Costa that are exercisable within 60 days of February 28, 2022.
(12)
Represents (a) 28,932 shares of Common Stock held by Dr. Gage; (b) 1,850 shares held by Dr. Gage’s spouse; and (c) 202,081 shares of Common Stock underlying options granted to Dr. Gage that are exercisable within 60 days of February 28, 2022.
(13)
Represents (a) 13,908 shares of Common Stock held by Dr. Henderson; (b) 83 shares held by Dr. Henderson’s spouse; and (c) 246,532 shares of Common Stock underlying options granted to Dr. Henderson that are exercisable within 60 days of February 28, 2022. Dr. Henderson disclaims beneficial ownership of the shares of Common Stock held by his spouse.
(14)
Represents (a) 7,009 shares of Common Stock held by Dr. Kaye; and (b) 137,974 shares of Common Stock underlying options granted to Dr. Kaye that are exercisable within 60 days of February 28, 2022.
(15)
Represents (a) 5,000 shares of Common Stock held by Ms. Parshall; and (b) 82,211 shares of Common Stock underlying options granted to Ms. Parshall that are exercisable within 60 days of February 28, 2022.
(16)
Represents (a) 6,887 shares of Common Stock held by Mr. Smith; and (b) 8,035 shares of Common Stock underlying options granted to Mr. Smith that are exercisable within 60 days of February 28, 2022.
(17)
Represents (a) 6,887 shares of Common Stock held by Dr. Wierenga; and (b) 176,409 shares of Common Stock underlying options granted to Dr. Wierenga that are exercisable within 60 days of February 28, 2022.
(18)
Represents (a) 6,003 shares of Common Stock held by Ms. Wysenski; and (b) 25,693 shares of Common Stock underlying options granted to Ms. Wysenski that are exercisable within 60 days of February 28, 2022.
(19)
Includes the shares set forth above for our named executive officers and directors plus the following additional shares held by our other executive officers who are not named executive officers: (a) 142,090 shares of Common Stock held by David W. Cragg; (b) 238,109 shares of Common Stock underlying options granted to David W. Cragg that are exercisable within 60 days of February 28, 2022; (c) 27,291 shares of Common Stock held by Robert C. Wong; and (d) 50,936 shares of Common Stock underlying options granted to Robert C. Wong that are exercisable within 60 days of February 28, 2022.

BOARD OF DIRECTORS

Our Board of Directors is composed of individuals whose knowledge, background, experience and judgment we believe to be valuable to us. The primary functions of our Board of Directors are to:

•
Review and approve our strategic direction and annual operating plan and monitor our performance;
•
Evaluate the President and Chief Executive Officer (“CEO”);
•
Review management performance and compensation;
•
Review management succession planning;
•
Advise and counsel management;
•
Monitor and manage potential conflicts of interests of management, members of the Board of Directors and stockholders;
•
Oversee the integrity of financial information; and
•
Monitor the effectiveness of the governance practices under which the Board of Directors operates and make changes as needed.

We do not have a formal diversity policy for selecting Board of Directors members. However, we believe it is important that the members of our Board of Directors collectively bring the experiences and skills appropriate to effectively carry out the Board of Directors’ responsibilities both as our business exists today and as we plan to develop an organization capable of successfully conducting late-stage clinical development and commercialization of our products. We therefore seek as members of our Board of Directors individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in one or more of these areas: accounting controls, business strategy, risk management, strategic partnering, financial strategies, legal and regulatory compliance and compensation and retention practices. We also seek gender diversity on the Board of Directors as well as membership by individuals who identify with traditionally underrepresented communities.

The following table sets forth the names of each member of our Board of Directors, their age, position, director class and committee membership as of April 8, 2022.

Director (1)(2)(3)(4)(5)	Age	Position/Class	Audit Committee	Compliance Committee	Compensation and Talent Committee	Nominating and Governance Committee	Science and Technology Committee
Robert I. Blum	58	CEO, Class II
Muna Bhanji	59	Class III		✓		✓
Santo J. Costa, Esq.	76	Class III		✓	Chair	✓
John T. Henderson, M.B., Ch.B.	77	Chair, Class III	✓			Chair	✓
Robert A. Harrington, M.D.	61	Class II					✓
Edward M. Kaye, M.D.	72	Class I	✓				✓
B. Lynne Parshall, Esq.	68	Class III	Chair	✓		✓
Sandford D. Smith	75	Class II	✓	✓	✓
Wendell Wierenga, Ph.D.	74	Class I			✓		Chair
Nancy J. Wysenski	64	Class I		Chair	✓

(1) L. Patrick Gage, Ph.D. served as Chairman of the Board of Directors, Chair of the Nominating and Governance Committee, member of the Compensation and Talent Committee, and member of the Science and Technology Committee for the entire calendar year 2021 and from January 1, 2022 until the effectiveness of his resignation from the Board of Directors on April 8, 2022.

(2) Robert M. Califf, M.D. served as a director and a member of the Science and Technology Committee for the entire calendar year 2021 and from January 1, 2022 until his resignation from the Board of Directors on February 16, 2022.

(3) Ms. Bhanji was appointed to the Nominating and Governance Committee effective on April 8, 2022.

(4) Dr. Henderson was appointed Chairman of the Board of Directors and Chair of the Nominating and Governance Committee effective on April 8, 2022.

(5) Dr. Harrington was appointed a director and as a member of the Science and Technology Committee effective on April 8, 2022.

Director Skills, Experience and Background

Robert I. Blum was appointed as our President and Chief Executive Officer and as a member of our Board of Directors in January 2007. Previous to that appointment, Mr. Blum served as our President from February 2006 to January 2007. He served as our Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer from September 2004 to February 2006. From January 2004 to September 2004, he served as our Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was our Vice President, Business Development. Prior to joining us in July 1998, he was Director, Marketing at COR Therapeutics, Inc. since 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to that, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Corporation. Mr. Blum has served as Chairman of the Board of Directors of Gamida Cell Ltd. since September 2018. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and an M.B.A. from Harvard Business School.

Mr. Blum brings to our Board of Directors a deep familiarity with our operations, strategy and vision, as well as a record of successful corporate management, strategic partnering and financing.

Muna Bhanji has served on our Board of Directors since February 2021. Ms. Bhanji’s prior experience includes a 30+ year tenure at Merck, during which she held a number of senior leadership roles within the U.S. and Global commercial organizations. Most recently, through December 2020, she served as the Senior Vice President, Global Market Access & Policy with responsibility for enabling payer reimbursement and access for patients, for Merck’s products around the world. Ms. Bhanji is the Founder and President of TIBA Global Access, a commercialization and market access strategy consultancy serving the biopharmaceutical industry. Ms. Bhanji has served on the Board of Directors of Ardelyx, Inc. since March 2021 and Veracyte, Inc. since March 2021. Ms. Bhanji also currently serves on the board of directors of CORUS International, an ensemble of faith-based organizations working at the intersection of poverty alleviation and healthcare, in the most underserved parts of the world. Ms. Bhanji has previously served on the Board of Directors of Possible Health, a Nepal based NGO, the Board of Directors of the Foundation of Managed Care Pharmacy, and chairing Merck’s Supervisory Board in the Netherlands. Ms. Bhanji earned her Bachelor of Pharmacy degree from Rutgers School of Pharmacy and an M.B.A. from St. Joseph’s University.

Ms. Bhanji brings to our Board of Directors experience in key operational and global product commercialization functions, including substantial direct experience in sales, marketing, and commercial operations.

Santo J. Costa, Esq. has served as a member of our Board of Directors since November 2010. Since 2007, Mr. Costa has served as Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell and Jernigan, L.L.P. of Raleigh, North Carolina, specializing in corporate law for healthcare companies. From 1994 to 2001, he held various positions at Quintiles Transnational Corporation, including as Vice Chairman, President and Chief Operating Officer. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry, most recently as General Counsel and Senior Vice President, Administration with Glaxo Inc. Prior to joining Glaxo, he served as U.S. Area Counsel with Merrell Dow Pharmaceuticals, Inc. and as Food & Drug Counsel with Norwich Eaton Pharmaceuticals, Inc. Mr. Costa has served as Chairman of the Board of Directors of Alchemia Limited, a biopharmaceutical company, from March 2014 to June 2015. He served on the Board of Directors of Magor Corporation, formerly Biovest Corp. I, from March 2010 until March 2013. He served on the Board of Directors of Metabolon, Inc., a private company, from April 2013 to May 2019, serving as Chairman of the Board of Directors from February 2015 to May 2019. He served as Chairman of the Board of Directors of LaboPharm, Inc. from 2006 to 2011 and a director of OSI Pharmaceuticals from 2006 to 2010. He has served as Chairman of the Board of Directors of Aquestive Therapeutics, Inc. since August 2018 and as a member of the company’s Board of Directors since December 2015, as well as serving as a director at other private companies. Mr. Costa earned both a B.S. in Pharmacy and a J.D. from St. John’s University.

Mr. Costa brings to our Board of Directors broad operational leadership experience in the pharmaceutical and clinical services industries, including relevant legal, regulatory, governance and policy expertise. He also has extensive experience as a public company executive and board member in the pharmaceutical and biotechnology industries.

Robert A. Harrington, M.D. has served as a member of our Board of Directors since April 2022. Dr. Harrington is a cardiologist and the Arthur L. Bloomfield Professor of Medicine and Chair of the Department of Medicine at Stanford University. Dr. Harrington was previously the Richard Sean Stack, MD Distinguished Professor and the

Director of the Duke Clinical Research Institute (DCRI) at Duke University. Dr. Harrington has served as a member of the American College of Cardiology (ACC) Board of Trustees and is currently a member of the American Heart Association’s (AHA) Board of Directors, its Science Advisory and Coordinating Committee, and as a past President (2019-2020). He served as the Chair for the AHA’s Scientific Sessions in 2013 and 2014. He is an elected member of the Association of American Physicians (AAP) and the Association of University Cardiologists (AUC). In 2015, he was elected to membership in the National Academy of Medicine/Institute of Medicine. In 2016, he was named a Master of the American College of Cardiology. He was awarded the AHA's Clinical Research Prize in 2017. Dr. Harrington earned a B.A. in English at the College of the Holy Cross and an M.D. from Tufts University School of Medicine.

Dr. Harrington brings to our Board of Directors extensive experience in clinical research, particularly in the field of cardiovascular disease.

John T. Henderson, M.B., Ch.B. has served as a member of our Board of Directors since February 2009 and as Chairman of our Board of Directors since April 2022. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Dr. Henderson consulted for NeuroVia, Inc. as Chief Development Officer and was an executive officer of this privately held company until October 2018. Until his retirement in December 2000, Dr. Henderson was with Pfizer Inc. for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for Pfizer’s Europe, U.S. and International Pharmaceuticals groups. Dr. Henderson has served on the Board of Directors of Myriad Genetics, Inc., a healthcare diagnostics company, from 2004 to December 2020, including as Chairman. Dr. Henderson earned his bachelor of science and medical degrees from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.) and the Faculty of Pharmaceutical Medicine.

Dr. Henderson brings to our Board of Directors broad experience in matters relating to global pharmaceutical drug development in a wide range of therapeutic areas and stages of business development, and an extensive background as a public company executive, board member and consultant in the pharmaceutical industry.

Edward M. Kaye, M.D. has served as a member of our Board of Directors since May 2016. Dr. Kaye has served as the Chief Executive Officer of Stoke Therapeutics, Inc. since 2017. Previously, he served as President and Chief Executive Officer of Sarepta Therapeutics, Inc. from September 2016 to June 2017, interim Chief Executive Officer from March 2015 to September 2016 and Chief Medical Officer from June 2011 to April 2017. He also served on the company’s Board of Directors. Prior to joining Sarepta, Dr. Kaye was employed by Genzyme Corporation for ten years, holding various senior management positions, the most recent of which was Group Vice President of Clinical Development, in which he supervised clinical research in lysosomal storage disease programs and genetic neurological disorders. Dr. Kaye currently serves as a member of the Boards of Directors of the Massachusetts Biotechnology Council, Avidity Biosciences, Inc., and Stoke Therapeutics, Inc. Previously, Dr. Kaye served as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia and Associate Professor of Neurology and Pediatrics at the University of Pennsylvania School of Medicine. Dr. Kaye serves as a Neurological Consultant at the Children’s Hospital of Boston and is on the editorial boards of a number of medical journals. He is also a member of several scientific advisory boards, including United Leukodystrophy Foundation, Spinal Muscular Atrophy Foundation, CureCMD, CureDuchenne and Prize4Life. Dr. Kaye received his medical education and pediatric training at Loyola University Stritch School of Medicine and University Hospital, child neurology training at Boston City Hospital, Boston University, and completed his training as a neurochemical research fellow at Bedford VA Hospital, Boston University.

Dr. Kaye brings to our Board of Directors extensive clinical research and development experience, particularly his expertise in rare neuromuscular diseases that is highly relevant as we advance our clinical programs in ALS and SMA into late-stage development.

B. Lynne Parshall, Esq. has served as a member of our Board of Directors since February 2013. She currently serves as a member of the Board of Directors of Ionis Pharmaceuticals, Inc. and Repertoire Immune Medicines, Inc. Parshall was employed at Ionis from 1991 to 2017 where she held various positions of increasing responsibility. Prior to joining Ionis, she was a partner at the law firm of Cooley LLP. Ms. Parshall served as a member of the Board of Directors of Akcea Therapeutics, Inc. from 2015 to October 2020, most recently as Chair, and a member of the Board of Directors of Regulus Therapeutics Inc. from January 2009 to June 2015, and prior to Regulus’ conversion to a corporation, from November 2007 to January 2009. Ms. Parshall is a member of the Licensing Executives Society and a member of the American, California and San Diego bar associations. She holds a J.D. from Stanford Law School and a B.A. from Harvard University.

Ms. Parshall brings to our Board of Directors extensive operational and business development experience, particularly in the advancement and funding of potential products directed to specialty care and orphan drug designated indications.

Sandford D. Smith has served as a member of our Board of Directors since March 2012. Since December 2011, Mr. Smith has served as Founder and Chairman of Global Biolink Partners. From 1996 to 2011, Mr. Smith held various positions at Sanofi-Genzyme (formerly Genzyme Corporation), most recently leading the integration of Genzyme’s international business into Sanofi’s global organization. Prior to that, he served as Executive Vice President of Genzyme Corporation and President of Genzyme International. From 1986 to 1996, Mr. Smith was President, Chief Executive Officer and a member of the Board of Directors of RepliGen Corporation. From 1977 to 1985, Mr. Smith held various positions at Bristol-Myers Squibb, most recently serving as Vice President of Business Development and Strategic Planning for the Pharmaceutical and Nutritional Division. Mr. Smith served on the Board of Directors of Akcea Therapeutics, Inc. from 2017 until completion of its acquisition in October 2020 and on the Board of Directors of Neuralstem, Inc. from May 2014 to 2019. He served on the Board of Directors of Arpicus Biosciences, Inc. from August 2014 to February 2019, Novelion Therapeutics Inc. from November 2016 to March 2017, Aegerion Pharmaceuticals, Inc. from January 2012 to March 2017 and NVenta Biopharmaceuticals Corporation from 2007 to 2009. Mr. Smith earned a B.S. from the University of Denver.

Mr. Smith brings to our Board of Directors broad experience in matters relating to the launch and commercialization of new drugs in a wide range of therapeutic areas, and in particular drugs targeting rare disease indications. He also has extensive experience as a public company executive and board member in the pharmaceutical and biotechnology industries.

Wendell Wierenga, Ph.D. has served as a member of our Board of Directors since February 2011. From June 2011 to January 2014, Dr. Wierenga served as Executive Vice President, Research and Development, at Santarus, Inc., acquired by Salix Inc., which was subsequently acquired by Valeant Pharmaceuticals International, Inc. From 2006 to 2011, he served as Executive Vice President, Research and Development, at Ambit Biosciences Corporation. From 2003 to 2006, he served as Executive Vice President of Research and Development at Neurocrine Biosciences, Inc. From 2000 to 2003, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc. (now part of Takeda Pharmaceutical Company). From 1990 to 2000, he was Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer, Inc.). Prior to that, Dr. Wierenga spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles, most recently as Executive Director of Discovery Research. Dr. Wierenga has served on the Board of Directors of Crinetics Pharmaceuticals since 2014 and Dermata Therapeutics since September 2016. He also served on the Board of Directors of Onyx Pharmaceuticals, Inc. from 1996 to 2013, XenoPort, Inc. from 2001 to August 2016, Ocera Therapeutics, Inc. from December 2013 to December 2018, Anacor Pharmaceuticals, Inc. from September 2014 to July 2016, Apricus Biosciences, Inc. from March 2014 to December 2018, Concert Pharmaceuticals, Inc. from March 2014 to June 2019 and Patara Pharma, Inc. from 2015 to November 2018. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in Chemistry from Stanford University.

Dr. Wierenga brings to our Board of Directors over thirty years of experience in matters relating to pharmaceutical drug discovery and development in a wide range of therapeutic areas, and an extensive background as a public company executive and board member in the pharmaceutical and biotechnology industries.

Nancy J. Wysenski has served as a member of our Board of Directors since November 2020. Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Inc. from December 2009 through June 2012. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals plc, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski has served on the Board of Directors of Alkermes Pharmaceuticals, plc since 2013 and on the Board of Directors of Provention Bio, Inc. since May 2020. She was previously on the Boards of Directors of Dova Pharmaceuticals, Inc. from 2018 to 2019, Tetraphase Pharmaceuticals from 2014 to July 2020, Reata Pharmaceuticals, Inc., and Inovio Pharmaceuticals, Inc. from 2015 to 2017. She is a founder of the Research Triangle Park Chapter of the Healthcare Businesswomen’s Association and served on the

National Advisory Board of the Healthcare Businesswomen’s Association. She served two terms on the Board of Trustees for North Carolina Central University.

Ms. Wysenski brings to our Board of Directors experience in key operational and product commercialization functions, including substantial direct experience in sales, marketing, commercial operations, and supply chain management.

Nasdaq Diversity Matrix

The following matrix provides race/ethnicity, as well as gender, of the members of our Board of Directors, as self-identified by members of our Board of Directors.

Board Diversity Matrix (as of April 8, 2022)
Total Number of Directors	#
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board of Directors Leadership Structure

The Board of Directors may select, at its discretion, a Chairman. The Board of Directors’ current policy is that the roles of the Chairman of the Board of Directors and CEO should be held by different individuals, except in unusual circumstances as determined by the Board of Directors. In cases where the Board of Directors determines it is in the best interests of the Company’s stockholders to combine the positions of Chairman and CEO or to otherwise designate a Chairman who is not an independent director, the Board of Directors shall appoint a lead independent director. The Board of Directors believes that its current leadership structure, with Mr. Blum serving as CEO and Dr. Henderson serving as Chairman, is appropriate for us at this time. Both leaders are actively engaged on significant matters affecting us, such as our long-term strategy. The CEO has overall responsibility for all aspects of our operations, while the Chairman has a greater focus on governance, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for us.

Board of Directors Role in Risk Oversight

The role of our Board of Directors is to oversee the CEO and other senior management in the competent, lawful and ethical operation of the Company, including management’s establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to us. Management routinely reports to the Board of Directors regarding any potential areas of significant risk. These reports include discussions of current and new areas of potential operational, legal or financial risk and status reports on risk mitigation programs undertaken by us. The Board of Directors as a whole is responsible for such risk oversight but administers certain of its risk oversight functions through its committees, such as the Audit Committee, the Compensation and Talent Committee, the Nominating and Governance Committee and the Compliance Committee of the Board of Directors (the “Compliance Committee”).

The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our internal control systems. In addition, the Audit Committee oversees and reviews our financially related risk management practices, including our investment policy.

As part of the of the Compensation and Talent Committee’s risk oversight function, it considers whether our compensation policies and practices for our employees create risks that are reasonably likely to have a material adverse effect on us. In conducting this evaluation, the Compensation and Talent Committee has reviewed our current practices and procedures for awarding cash and equity compensation to employees through the annual performance review process, particularly as such practices and procedures apply to the establishment of the goals that are taken into consideration in the payment of bonuses. The Compensation and Talent Committee has determined that these practices do not encourage inappropriate risk-taking. In particular, because we are a development-stage company with no commercial sales, the Compensation and Talent Committee has concluded that our employees are not incentivized to take inappropriate risks to meet short-term goals. Further, the Compensation and Talent Committee believes that there is sufficient Board of Director oversight of our processes for compensation determinations to avoid the establishment of incentives that are materially adverse to our interests. Accordingly, the Compensation and Talent Committee has determined that our compensation policies at this time do not create risks that are reasonably likely to have a material adverse effect on us.

The Nominating and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of our Board of Directors, the structure and function of our Board of Directors committees and meeting logistics and policies. The Nominating and Governance Committee regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors.

The Compliance Committee oversees risks and activities in the area of compliance that may impact our business operations or public image, in light of the applicable legal and regulatory requirements, government and industry standards, as well as business trends and public policy considerations. As part of the Compliance Committee’s risk oversight function, it assesses our implementation of our compliance program.

Independence of Directors

The Board of Directors has affirmatively determined that each of our directors is independent as defined under the Nasdaq Listing Rules and applicable regulations and provisions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for Mr. Blum, our President and Chief Executive Officer, who is not independent by virtue of his employment with us. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In determining Dr. Harrington's independence, the Board considered the fact that Dr. Harrington is an attending cardiologist at Stanford Hospital and Clinics, and a Professor and Chair, Department of Medicine, at Stanford University School of Medicine, and the business relationships we have with Stanford University, and determined that these positions would not impair Dr. Harrington's ability to be independent. Our relationships with Stanford include our support for continuing medical education at Stanford (with payments by us of $10,000 in 2021) and a potential sponsored research agreement now being negotiated (which may exceed $500,000 in aggregate amount). The Board also considered the fact that Dr. Harrington is a member of the Board of Directors of the American Heart Association, which receives charitable support from us (with payments to American Heart Association and its affiliates by us of $405,000 in 2021 as part of a multi-year commitment), and determined that such position would not impair his ability to be independent.

Board of Directors Meetings and Committees

Our Board of Directors held nine meetings during the last fiscal year. Each of the directors serving during the last fiscal year attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors upon which such director served during his or her tenure.

We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders. As a result of restrictions imposed by state and local officials in connection to the COVID-19 pandemic, only one of the Company’s then eleven directors attended the 2021 annual meeting of stockholders.

The Board of Directors has a standing Audit Committee, a Compensation and Talent Committee, a Nominating and Governance Committee, a Compliance Committee, and a Science and Technology Committee of the Board of Directors (the “Science and Technology Committee”) and established written charters for each of these committees. All members of these committees are independent as currently defined by Nasdaq Listing Rules and applicable regulations and provisions under the Exchange Act. Charters for these committees are on our website cytokinetics.com in Corporate Governance under the Investors & Media tab. Other than the copies of our historical SEC filings, the information found on our website is not part of this or any other report filed with or furnished to the SEC.

Audit Committee. The Audit Committee consists of directors Ms. Parshall (Chair), Dr. Kaye, Dr. Henderson and Mr. Smith. All members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2) of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act). The Board of Directors determined that Ms. Parshall is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, based on her experience as a Chief Operating Officer of a life science company and the other experience included in her biography above.

The Audit Committee reviews our critical accounting policies and practices, consults with and reviews the services provided by our independent registered public accounting firm and selects our independent registered public accounting firm.

The Audit Committee held nine meetings during fiscal year 2021.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted,
Members of the Audit Committee
B. Lynne Parshall, Esq., Chair
John T. Henderson, M.B., Ch.B. Edward M. Kaye, M.D.
Sandford D. Smith

Compensation and Talent Committee. The Compensation and Talent Committee consists of directors Mr. Costa (Chair), Mr. Smith, Dr. Wierenga and Ms. Wysenski. All members of the Compensation and Talent Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq Listing Rules and Rule 10C-1(b)(1) under the Exchange Act).

The Compensation and Talent Committee reviews and approves the salaries and incentive compensation of our executive officers and oversees our stock plans and employee benefit plans, as well as reviewing and recommending to the Board of Directors approval of modifications to the plans. The Compensation and Talent Committee, in consultation with the third-party independent compensation consultant and discussion with management, forms its own recommendations for all executive compensation (base salary, bonus, equity and other benefits) and director compensation. All new hire stock option and restricted stock unit (“RSU”) grants to employees above the senior director level, including our executive officers, are approved by the Compensation and Talent Committee. In addition, the Compensation and Talent Committee approves the annual stock option grants for all employees as part of the annual performance review process. The Compensation and Talent Committee may engage the services of third-party professional compensation consulting firms to assist in benchmarking data from competitive peer group companies.

Further discussion of the role and function of our Compensation and Talent Committee can be found in the section below entitled “Compensation Discussion and Analysis.”

The Compensation and Talent Committee held six meetings during fiscal year 2021.

Nominating and Governance Committee. The Nominating and Governance Committee consists of directors Dr. Henderson (Chair), Ms. Bhanji, Mr. Costa, and Ms. Parshall. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules).

The Nominating and Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors, evaluates all proposed director nominees, recommends committee chairs and members, evaluates incumbent directors before recommending re-nomination, and recommends approved candidates to the Board of Directors for appointment or re-nomination to Company stockholders. The Nominating and Governance Committee also regularly reviews issues and developments relating to corporate governance, has primary responsibility for overseeing ESG matters and formulates and recommends corporate governance standards to the Board of Directors. If there is a change in a director’s employment, the Nominating and Governance Committee evaluates and makes a recommendation to the Board of Directors as to whether the potential termination of the director is appropriate. The Nominating and Governance Committee has not established minimum qualifications for proposed director nominees.

The Nominating and Governance Committee has used and may use in the future search firms to assist in the identification and evaluation of qualified candidates to join the Board of Directors.

The Nominating and Governance Committee held three meetings during fiscal year 2021.

To date, the Nominating and Governance Committee has not established a policy for considering candidates for director nominated by our stockholders and will consider director candidates nominated by stockholders on a case-by-case basis, as appropriate. Because those candidates will receive substantially the same consideration that candidates recommended by members of the Board of Directors receive, the Board of Directors believes that it is appropriate for us to not have a formal policy for considering such candidates at this time. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

Science and Technology Committee. The Science and Technology Committee consists of directors Dr. Wierenga (Chair), Dr. Harrington, Dr. Henderson, and Dr. Kaye.

The Science and Technology Committee provides guidance to management and the Board of Directors on emerging trends in healthcare, discovery research and clinical development and reviews and advises management and the Board of Directors on the overall strategic direction and investment in our research, development and technology programs. The Science and Technology Committee regularly reviews research programs and progress against goals, assesses the capabilities of key scientific and medical personnel and the depth and breadth of the scientific resources available to us, as well as reviewing and advising on regulatory strategy.

The Science and Technology Committee held three meetings during fiscal year 2021.

Compliance Committee. The Compliance Committee consists of directors Ms. Wysenski (Chair), Ms. Bhanji, Mr. Costa, Ms. Parshall, and Mr. Smith.

The Compliance Committee advises and assists the Board of Directors in overseeing risks and activities in the area of compliance and the identification and evaluation of our principal legal compliance risks except those matters set forth in the Audit Committee's charter. The Compliance Committee oversees our activities in the area of compliance that may impact our business operations or public image, in light of the applicable legal and regulatory requirements, government and industry standards, as well as business trends and public policy considerations. As part of the Compliance Committee’s risk oversight function, it assesses our implementation of our compliance program.

The Compliance Committee held two meeting during fiscal year 2021.

ESG Highlights

We believe that environmental sustainability, social responsibility and good corporate governance (“ESG”) are core to our business and are long-term value drivers for us. Our ESG initiatives are shaped by our values and aim to make a positive impact in the world through our people and our products.

Commitment to Purpose. The foundation of our values is patient centricity. Patients are our North Star and are the reason why we do what we do. We build our science around patients and their families through authentic and ongoing engagement and are committed to transforming patients’ lives through our activities.

ESG Strategy and Oversight. ESG oversight is exercised both at the Board of Directors level and through our executive leadership. The Nominating and Governance Committee has oversight responsibility regarding our ESG strategy and policies and is briefed by management on matters related to ESG. A wide range of departments are involved in our ESG strategy and work, including investor relations, research and development, commercial, supply chain and human resources, among others.

Diversity & Inclusion (“D&I”). In 2020, we implemented a formal D&I program. These efforts included a broad-based employee D&I task force that resulted in the development of a D&I mission and vision statement, and the creation of four project teams that will: conduct D&I assessments; evaluate our recruiting and hiring practices and metrics; develop educational and learning opportunities; and establish community outreach to support minority and youth groups.

Employee Engagement. We routinely survey our employees, achieving a high 90s percent participation rate. We transparently share the full results with employees and the Board of Directors and aim to take action in areas that are identified in the survey as important to our employees and identified as needing improvement. The Compensation and Talent Committee reviews employee engagement, reward programs, human resource metrics including attrition, retention and staffing on an on-going basis.

Environmental Sustainability. We are committed to conducting our operations in an environmentally sound manner. For example, although we do not operate any manufacturing facilities, we seek to partner with contract manufacturing organizations who operate their facilities in an environmentally responsible way to protect our environment and the local communities of those facilities. In addition, our new Oyster Point headquarters in South San Francisco, California was carefully designed with environmental sustainability in mind. The building is expected to meet LEED Gold Standards and exceed California Title 24 energy standards through the use of variable air volume mechanical systems for our research laboratories and incorporation of occupancy sensors to minimize lighting and ventilation in unoccupied spaces throughout the building. We have selected electric-powered water heaters and steam generators for our equipment in lieu of gas-fired equipment in order to reduce greenhouse gas emissions, specified water-efficient washing equipment and replaced traditional steam boilers with steam generators, which will greatly reduce water and energy consumption, as well as eliminating the need to chemically treat boiler feed water. Our new building will also have waste composting capabilities, which we anticipate will reduce our landfill waste by up to 50%.

Communicating with the Board of Directors

We do not have a formal policy regarding stockholder communication with the Board of Directors. Our stockholders may communicate directly with the Board of Directors in writing, addressed to:

Board of Directors

c/o Mark A. Schlossberg, Esq., Corporate Secretary

Cytokinetics, Incorporated

350 Oyster Point Blvd.

South San Francisco, California 94080

or by email to: investor@cytokinetics.com

The Secretary will review each stockholder communication. The Secretary will forward to the Chairman of the Board of Directors or to the entire Board of Directors as he may determine is advisable (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that relates to our business or governance if the communication: (i) is not offensive, (ii) is legible in form and reasonably understandable in content, and (iii) is not merely related to a personal grievance against us or an individual or the purpose of which is to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

EXECUTIVE OFFICERS

The following table sets forth the names of our executive officers and their ages and positions with us as of April 8, 2022:

Name	Age	Position
Robert I. Blum	58	President and Chief Executive Officer
Andrew M. Callos	53	Executive Vice President, Chief Commercial Officer
David W. Cragg	66	Chief Human Resources and Administration Officer
Ching W. Jaw	59	Senior Vice President, Chief Financial Officer
Fady I. Malik, M.D., Ph.D.	57	Executive Vice President, Research and Development
Mark A. Schlossberg, Esq.	61	Senior Vice President, Legal, General Counsel and Secretary
Robert C. Wong	55	Vice President, Chief Accounting Officer

Executive Officer Skills, Experience and Background

Robert I. Blum’s biography is set forth under “Board of Directors” above.

Andrew M. Callos has served as our Executive Vice President, Chief Commercial Officer since March 2021. From October 2009 to November 2020, Mr. Callos held various positions at Pfizer, Inc. Most recently, from October 2018 to his departure from Pfizer, Mr. Callos served as Regional President & General Manager North America of Pfizer’s Upjohn Business Unit. In his over eleven year career at Pfizer, Mr. Callos also served as Vice President U.S. Cardiology & Metabolic Marketing from January 2015 to October 2018, Vice President and Head of Inflammation Marketing Europe from May 2013 to January 2015, and Vice President Global Commercial Development Rare Disease and Specialty Care from October 2009 to April 2013. Prior to his career at Pfizer, Mr. Callos held a variety of commercial positions over 10+ years at Wyeth Pharmaceuticals, from August 1999 to October 2009 at which point Wyeth was acquired by Pfizer. In addition, Mr. Callos was a consultant for Andersen Consulting from 1992 to 1999. Mr. Callos holds a B.S. in Commerce and Engineering from Drexel University.

David W. Cragg has served as our Chief Human Resources and Administration Officer since February 2019. Mr. Cragg served as our Senior Vice President, Human Resources from July 2009 through February 2019 and as our Vice President of Human Resources from February 2005 through June 2009. From October 2000 until January 2005, Mr. Cragg managed his own human resources consulting practice. From March 2000 until its acquisition in September 2000 by Yahoo!, Inc., he was Vice President, Human Resources for eGroups Inc., an internet email management company. Prior to October 2000, Mr. Cragg was a Principal Human Resources Consultant at Genentech, Inc. Mr. Cragg received a B.A. in Industrial Psychology from the University of California, Santa Cruz.

Ching W. Jaw has served as our Senior Vice President, Chief Financial Officer since June 2017. He was Chief Financial Officer of North America Pharmaceuticals and as Chairman of the North America Regional Finance Council at Sanofi, a pharmaceutical company, from 2015 to 2017. From 2012 to 2015, Mr. Jaw was Chief Financial Officer for Ventana Medical Systems, a member of the Roche Group, a pharmaceutical company. Between 2001 and 2012, he held a wide variety of finance positions with Genentech, Inc., now part of the Roche Group, including Chief Financial Officer of Roche in Taiwan and as Head of R&D Finance at Genentech. Mr. Jaw holds a Bachelor of Science degree in Naval Architecture from National Taiwan University, a Master of Science in Aerospace Engineering from the University of Michigan and an M.B.A. in Finance and General Management from the University of Chicago Graduate School of Business.

Fady I. Malik, M.D., Ph.D. has served as our Executive Vice President of Research and Development since November 2015. Dr. Malik served as our Senior Vice President of Research and Development from August 2014 to November 2015. Dr. Malik served as our Senior Vice President of Research and Early Development from June 2012 to August 2014. He has been with Cytokinetics since our inception in 1998, serving in a variety of roles, including Vice President, Biology from March 2008 to June 2012, all focused towards building our cardiovascular and muscle programs. Since 2000, Dr. Malik has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently a Clinical Professor. He was also a practicing Interventional Cardiologist at the San Francisco Veterans Administration Medical Center for over 18 years. Since March 2022, Dr. Malik has served on the Board of Directors of Rocket Pharmaceuticals, Inc. Dr. Malik received a B.S. from the University of California at Berkeley, a Ph.D. from the University of California at San Francisco and his M.D. from the University of California at San Francisco.

Mark A. Schlossberg, Esq. has served as our Senior Vice President, Legal, General Counsel and Secretary since January 2019. From May 2011 to May 2018, he served as Senior Vice President, General Counsel and Corporate Secretary of Impax Laboratories, Inc. (now Amneal Pharmaceuticals, Inc.). From September 2004 to May 2011, Mr. Schlossberg served as Vice President and Associate General Counsel of Amgen Inc. Prior to joining Amgen, he held legal and business positions at Medtronic, Inc., and legal positions at Diageo plc, RJR Nabisco, Inc. and Mudge Rose Guthrie Alexander & Ferdon. From September 2015 until August 2017, Mr. Schlossberg served on the Board of Directors of Immunocellular Therapeutics, Ltd., a publicly traded clinical-stage company focused on the development of immune-based therapies for the treatment of brain and other cancers. Mr. Schlossberg earned a Bachelor of Sciences in business administration, finance from the University of Southern California and a Juris Doctor degree from Emory University.

Robert C. Wong has served as our Vice President, Chief Accounting Officer since May 2019. Prior to joining Cytokinetics, Mr. Wong served as Interim Controller and Chief Accounting Officer at Genentech, a division of Roche, where he served for 23 years. Prior to Genentech, Mr. Wong was an Audit Manager at Ernst & Young LLP. Mr. Wong has extensive experience in accounting for mergers, acquisitions and business development collaborations, reporting under US and international accounting standards, and complying with internal control regulations. Mr. Wong received a B.S. in Business Administration, Accounting and Finance from the University of California, Berkeley and is a certified public accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for 2021 for the following individuals, who we refer to as our “named executive officers”:

Name	Position
Robert I. Blum	President and Chief Executive Officer
Andrew M. Callos	Executive Vice President, Chief Commercial Officer
Ching W. Jaw	Senior Vice President, Chief Financial Officer
Fady I. Malik, M.D., Ph.D.	Executive Vice President, Research and Development
Mark A. Schlossberg, Esq.	Senior Vice President, Legal, General Counsel and Secretary

Mr. Blum is our Principal Executive Officer and Mr. Jaw is our Principal Financial Officer.

Overview of Compensation Program

We design our executive compensation program to provide a competitive compensation package that focuses on corporate and individual performance and long-term results, while maximizing retention.

The highlights of our 2021 executive compensation program include:

•
a merit salary increase of about 4% to our named executive officers and other employees (with exceptions on a case-by-case basis);
•
an annual cash bonus designed to reward individuals for achieving corporate goals and, except for our CEO, individual goals in their functional area; and
•
stock options, RSUs and performance stock units (“PSUs”) to our named executive officers in recognition of their performance in 2020/2021 and to incentivize our named executive officers to achieve multi-year strategic goals articulated in our Vision 2025, to deliver sustained long-term value to stockholders, and to reward them for doing so.

At our 2021 annual meeting of stockholders, approximately 96% of the shares voted on our advisory proposal on executive compensation were cast in favor of our executive compensation for 2020. The Compensation and Talent Committee believes that this vote affirms our stockholders’ support for our compensation practices. After considering the outcome of the advisory vote, the Compensation and Talent Committee made no significant changes to the executive compensation program for 2021 other than a grant of PSUs conditional upon the achievement of certain regulatory goals in respect of omecamtiv mecarbil, our cardiac myosin activator for the treatment of heart failure with reduced ejection fraction. We hold our advisory vote on executive compensation each year.

Compensation Philosophy and Objectives

The Compensation and Talent Committee works to structure our executive compensation program to reward achievement of our business goals, align the executive officers’ interests with those of our stockholders and encourage our executives to build a sustainable biopharmaceutical company. The Compensation and Talent Committee seeks to ensure that we maintain our ability to attract and retain superior employees in key positions by providing our executives compensation that is competitive relative to the compensation paid to similarly situated executives in a defined group of peer companies (the “Peer Companies” as set forth below) and the broader marketplace from which we recruit and compete for talent. The Compensation and Talent Committee ensures that the total compensation paid to our executive officers is fair, reasonable, competitive and reflective of their performance and contributions toward corporate goals and objectives. To meet these objectives, we provide base salary, annual cash bonuses based on goal achievement and other factors considered by the Compensation and Talent Committee, equity awards, broad-based employee benefits with limited perquisites and severance benefits upon a potential loss of position in connection with a change in control.

In determining the amount and form of these compensation elements, the Compensation and Talent Committee considers a number of factors, including:

•
compensation levels paid to similarly situated executives by our Peer Companies, to attract and retain executives in a competitive market for talent;
•
corporate and individual performance, including performance in relation to our business plan, and execution of individual, team and Company-wide strategic initiatives, to focus executives on achieving our business objectives;
•
the experiences and knowledge of our executives;
•
internal pay equity of the compensation paid to one executive officer as compared to another — that is, the compensation paid to each executive should reflect the importance of that executive’s role as compared to the roles of the other executives — to promote teamwork and contribute to retention, while recognizing that compensation opportunities should increase based on increased levels of responsibility among officers;
•
broader economic conditions, to ensure that our pay strategies account for how the larger economic environment impacts our business, such as the relatively high cost of living and competitive life science marketplace in the Bay Area; and
•
the potential dilutive effect of equity awards on our stockholders.

Role of the Compensation and Talent Committee

The Compensation and Talent Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the officer compensation policies and practices, including the administration of our equity plans and employee benefit plans applicable to all our employees. As part of its responsibilities, the Compensation and Talent Committee establishes and implements compensation decisions for our named executive officers and evaluates the success of those decisions in supporting our compensation philosophy for our named executive officers. The Compensation and Talent Committee reports its decisions regarding executive compensation matters to the Board of Directors.

As part of its deliberations, in any given year, the Compensation and Talent Committee may review and consider materials such as Company financial reports, financial projections, operational data and stock performance data. The Compensation and Talent Committee also reviews information such as total compensation that may become payable in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and current Company-wide compensation levels and benchmarking data provided by the independent compensation consultants, Aon Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as “Radford”). The Compensation and Talent Committee also consults directly with Aon and our CEO. While the Committee took into consideration the data and information provided by Aon when making executive compensation decisions, ultimately, the Committee made its own independent decisions about executive compensation matters.

Role of the Independent Compensation Consultant

The Compensation and Talent Committee retained Aon as its independent compensation consultant for compensation decisions for 2021. The Compensation and Talent Committee assessed Aon’s independence and concluded that no conflict of interest existed that would prevent Aon from independently advising the Compensation and Talent Committee. The Compensation and Talent Committee intends to continue to assess the independence of any of our compensation advisors, consistent with applicable Nasdaq Listing Rules and rules and regulations under the Exchange Act.

While we pay for Aon’s services, the Compensation and Talent Committee has the authority to engage and terminate Aon’s services. Our management provides historical data, reviews reports for accuracy and interacts directly with Aon.

For 2021, Aon provided the following services to the Compensation and Talent Committee:

•
reviewed and provided recommendations on the composition of our 2021 Peer Companies;
•
provided compensation-related data related to executives and directors at our 2021 Peer Companies based on data from SEC filings and the Radford Global Life Sciences Survey;

•
conducted a competitive review of the compensation of our named executive officers and members of our Board of Directors, including advising on the design and structure of our equity incentive compensation program; and
•
prepared an analysis of our share usage under the 2004 EIP in comparison to our 2021 Peer Companies based on data from SEC filings.

Aon did not provide any other executive compensation services to us in 2021. We separately engaged Aon to provide our management with survey data and advice regarding compensation and equity awards for our broader employee base. The fee for this engagement in 2021 was less than $120,000. The Compensation and Talent Committee determined that these services did not constitute a conflict of interest or prevent Aon from objectively performing its work for the Compensation and Talent Committee.

Role of Executive Officers in Compensation Decisions

For compensation decisions in 2021, our CEO aided the Compensation and Talent Committee by providing recommendations regarding the compensation of the named executive officers other than himself. Each of those named executive officers participated in an annual performance review with our CEO to provide input about his or her contributions to our goals and objectives for 2020/2021. Our CEO participated in a review process, with respect to his own performance, with the Chairman of the Board of Directors who, at the time, was also a member of the Compensation and Talent Committee. The Compensation and Talent Committee assessed the recommendations of our CEO (and, with respect to our CEO, the recommendations of the Chairman of the Board of Directors at the time) in the context of each named executive officer’s performance. No named executive officer participated directly in the Compensation and Talent Committee’s final determinations regarding the amount of any component of his or her own 2021 compensation.

Our Human Resources, Finance and Legal departments work with our CEO to design and develop compensation programs for our named executive officers, to recommend changes to existing compensation programs, to establish corporate and individual performance goals, to prepare and/or review peer data comparisons and other Compensation and Talent Committee briefing materials and ultimately to implement the Compensation and Talent Committee’s decisions. Our Chief Human Resources and Administration Officer and our CEO meet separately with Aon to convey information on proposals that management may make to the Compensation and Talent Committee, as well as to assist Aon in collecting information about us to perform its duties for the Compensation and Talent Committee.

Benchmarking

The Compensation and Talent Committee believes it is important when making its compensation-related decisions to be informed as to current compensation practices of comparable publicly held companies in the life sciences industry. The Compensation and Talent Committee engaged Aon to analyze the executive compensation practices of a number of comparable publicly held companies in the life sciences industry. The Compensation and Talent Committee, in consultation with Aon, reviews and adjusts the list of Peer Companies annually to ensure that the list provides a current and useful comparison of companies for use as a means of comparing our executive compensation levels relative to the market. Companies are evaluated and adjusted as appropriate for inclusion in these analyses based on business characteristics similar to ours. Potential companies are selected based on criteria that include business model, stage of development, market capitalization, years since its initial public offering, employee headcount, research and development expenditures, cash reserves and revenue.

In November 2020, the Compensation and Talent Committee approved the following Peer Companies for use in making compensation decisions in 2021:

• Acceleron Pharma, Inc.	• Geron, Inc.
• Ardelyx, Inc.	• Intra-Cellular Therapies, Inc.
• Atara Biotherapeutics, Inc.	• Iovance Biotherapeutics, Inc.
• BioCryst Pharmaceuticals, Inc.	• Karyopharm Therapeutics, Inc.
• Cara Therapeutics, Inc.	• NGM Biopharmaceuticals, Inc.
• ChemoCentryx, Inc.	• Omeros, Inc.
• Deciphera Pharmaceuticals, Inc.	• Rigel Pharmaceuticals, Inc.
• Denali Therapeutics, Inc.	• Revance Therapeutics, Inc.
• Dicerna Pharmaceuticals, Inc.	• Sangamo Therapeutics, Inc.
• Epizyme, Inc.	• Sorrento Therapeutics, Inc.
• Esperion Therapeutics, Inc.	• Theravance Biopharma, Inc.
• FibroGen, Inc.	• Voyager Therapeutics, Inc.
• Global Blood Therapeutics, Inc.

At the time of the determination, these companies each had a market capitalization generally between $500 million and $5.0 billion, had an employee head count generally less than 500 and were generally at a comparable stage to us in the development of their lead drug candidate. The Compensation and Talent Committee determined that the foregoing selection criteria were appropriate for selecting the Peer Companies for 2021 because at such time, we were a late-stage biopharmaceutical company with a market capitalization of approximately $1.5 billion and less than 500 employees, which placed us within the range of the Peer Companies.

Aon prepared an analysis of the compensation practices of the Peer Companies as reported in their proxy statements and offered additional analysis based on the compensation practices of a comparable group of life science companies (a subset of what is included in the broader Radford Global Life Sciences Survey).

The Compensation and Talent Committee reviewed the cash and equity components from these analyses in setting a total compensation package for each executive officer as well as reviewing each executive officer’s past and anticipated contributions to the Company, current compensation package, compensation market trends for competitive positions, overall performance and retention risks. The Compensation and Talent Committee believes considering this benchmark information to be important in compensation-related decisions and uses it as a reference point in formulating decisions. Other factors, such as economic conditions and internal pay equity may play a role with respect to the compensation offered to an executive in any given year.

The Compensation and Talent Committee aims to provide target total cash and long-term equity compensation at or around the median of the compensation paid to similarly situated executives employed by the Peer Companies for target level performance, with compensation above this level possible for exceptional performance. To achieve this positioning for target levels of compensation, the Compensation and Talent Committee generally sets the various compensation elements as follows:

•
base salaries and target cash bonus compensation at a level such that, when combined result in a target total cash compensation that is at or around the median for comparable positions as compared to the Peer Companies’ data; and
•
target long-term equity compensation at a level such that, when combined with target total cash compensation, target total cash and equity compensation is at or around the median for comparable positions as compared to the Peer Companies’ data.

Compensation Components

Base Salary. We provide base salary as the fixed source of compensation for our executive officers for the services they provide to us during the year and to balance the impact of having the bulk of the remainder of their compensation “at risk” in the form of annual cash bonuses and equity-based incentive compensation. The Compensation and Talent Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain talented executives.

Annual Bonus. We structured our annual cash bonuses to provide incentives for our named executive officers to achieve our annual corporate and, except for the CEO, individual performance objectives.

Annual cash bonus awards are based on a thorough quantitative and qualitative review of facts and circumstances related to Company, department, function and individual performance, as compared to the corporate goals approved by the Compensation and Talent Committee during the first part of the performance year.

Each named executive officer’s annual target bonus is expressed as a percentage of his or her base salary and is set at a level that, upon 100% achievement of our corporate goals and the named executive officer’s individual performance goals, and when combined with the executive officers’ base salaries, falls at the median level for a similar executive position as compared to the Peer Companies’ data. In determining the split of the target bonus as between corporate and individual performance, the Compensation and Talent Committee believes that the more senior position and operational responsibilities, the greater the percentage of his or her bonus that should be weighted to our corporate rather than individual achievement. For example, our CEO’s bonus is based entirely on corporate achievement and not on individual achievement.

In the first quarter of each year, the Compensation and Talent Committee reviews and approves corporate goals presented by senior management. The Compensation and Talent Committee weighs the goals and the year-end assessment is largely determined based on the achievement relative to the predetermined milestones and measurements as well as other factors the Compensation and Talent Committee determines, in its discretion, are material. The minimum bonus amount is zero, and the maximum is 120% of the target bonus amount. If the Compensation and Talent Committee determines that bonuses should not be awarded for corporate achievement for any reason, bonuses will not be paid even if the individual achievements were met. We believe this bonus structure allows the Compensation and Talent Committee to be responsive to the uncertainties and lack of predictability associated with being a biotechnology company dedicated to the discovery, development and commercialization of first-in-class therapeutics with novel mechanisms of action.

Equity Awards. The Compensation and Talent Committee believes that providing a material portion of our executive officers’ total compensation in equity awards aligns the interests of our executive officers with our stockholders, by linking the value of compensation to the value of the Common Stock. In determining the form and size of equity awards, the Compensation and Talent Committee considers information provided by Aon as to whether the complete compensation packages provided to each named executive officer, including prior equity awards, are sufficient to retain, motivate and adequately reward the executive for his or her contributions. In addition, in determining the size of equity awards, the Compensation and Talent Committee considers the anticipated value of the named executive officer’s contributions going forward. We make new-hire and subsequent equity awards on pre-determined dates as follows:

•
Before an offer is made, the Compensation and Talent Committee approves the terms of new-hire equity awards above the senior director level and all Inducement Awards. The Compensation and Talent Committee has authorized the CEO to approve new hire equity awards, within pre-approved guidelines, at or below the senior director level but not if an Inducement Award. Decisions in respect of the granting of Inducement Awards are made exclusively by the Compensation and Talent Committee.
•
We generally grant subsequent equity awards to all eligible employees during the first quarter of each fiscal year.

We do not purposely accelerate or delay the public release of material information in consideration of pending equity awards to allow the grantee to benefit from a more favorable stock price.

Stock Options. We grant stock options to our named executive officers when they join us and annually, on a discretionary basis, as part of our performance review and rewards process. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant, and generally vest monthly based on continued service over a four-year period (with the exception of initial hire grants which cliff vest 25% at the end of the first anniversary from the grant date and then in monthly installment over the remaining three years). Options provide a return to the executive officer only if the executive officer remains a service provider to us except in limited circumstance described in the 2004 EIP, and then only if the market price of the Common Stock appreciates relative to the option exercise price over the period in which the option vests and beyond.

Restricted Stock Units. We grant RSUs to our named executive officers annually, on a discretionary basis, as part of our performance review and rewards process. RSUs generally vest over a three-year period, with 40% vesting on the one-year anniversary of the grant date, an additional 40% on the two-year anniversary of the grant date, and the final 20% on the three-year anniversary of the grant date. Upon vesting RSUs are converted on a 1-to-1 basis for shares of Common Stock, but only if the executive officer remains a service provider to us except in limited circumstances described in the 2004 EIP.

In March 2021, we granted a blend of stock options and RSUs to our named executive officers. We believe this blended approach will enable us to deliver competitive equity awards and enhances the retention of key talent. Given the lack of Common Stock available for issuance as awards to our employees, the number of stock options and RSUs granted to our named executive officers was less than what the Compensation and Talent Committee deemed appropriate for ordinary course annual grants to our named executive officers, and accordingly, we granted our named executive officers performance stock units as further described below.

In determining the size and mix of equity awards to named executive officers in a given year, the Compensation and Talent Committee considered:

•
for each named executive officer, the value of equity awards granted to executives in similar positions at our Peer Companies, targeting long-term equity compensation at a level such that, when combined with target total cash compensation, the officer’s target total compensation opportunity is at or around the median for comparable positions;
•
the equity budget for a given year for all our employees, and the percentage of that budget allocated to be used for awards to our named executive officers;
•
the retention and motivation value of equity awards that have been previously granted to each named executive officer;
•
each named executive officer’s total potential ownership as a percentage of our total outstanding shares; and
•
internal pay equity among our named executive officers, to reflect the importance of each named executive officer’s responsibilities to our success as compared to our other named executive officers.

Performance Stock Units. In May 2021, the Compensation and Talent Committee determined that additional equity grants in the form of PSUs tied to key future value-creating milestones or measures should be granted to our named executive officers in order to enable them to be compensated in accordance with the compensation practices of our Peer Companies and to incentivize them toward achievement of the Company's strategic goals. The number of PSUs granted was also a result of our named executive officers receiving fewer RSUs and stock options than what the Compensation and Talent Committee had deemed appropriate in March 2021 during our annual review process (due to our lack of available shares of Common Stock for issuance under our 2004 EIP at such time). Accordingly, in May 2021, the Compensation and Talent Committee approved the granting of PSUs to be earned upon the achievement of certain regulatory goals in regards to omecamtiv mecarbil, our cardiac myosin activator for the treatment of heart failure with reduced ejection fraction, by certain deadlines, as well as time based vesting for continued employment by the named executive officers after the performance conditions are satisfied.

Specifically, 50% of the aggregate PSUs granted to our named executive officers in May 2021 (the “Milestone I PSUs”) were subject to the performance condition of FDA acceptance for filing of our new drug application for omecamtiv mecarbil by December 31, 2021 or June 30, 2022. If our Compensation and Talent Committee had certified that the performance condition for the Milestone I PSUs had been met on or prior to December 31, 2021, the performance condition would have been deemed satisfied in full, and 50% of the Milestone I PSUs would have been earned and vested immediately and the remaining 50% of the Milestone I PSUs would have been earned but only vested on the 1-year anniversary of such certification by our Compensation and Talent Committee. If our Compensation and Talent Committee certifies that the performance condition is met on or after to January 1, 2022 but on or prior to June 30, 2022, 25% of the Milestone I PSUs would be earned and vested immediately, 25 % of the Milestone I PSUs would be earned and vest on the 1-year anniversary of such certification by our Compensation and Talent Committee, and 50% of the Milestone I PSUs would be forfeited. The Compensation and Talent Committee certified that the performance condition for the Milestone I PSUs was satisfied on February 16, 2022, and accordingly 50% of the Milestone I PSUs were earned by our named executive officers (half of which vested immediately and half of which will vest on February 16, 2023) and 50% were forfeited.

The remaining 50% of the aggregate PSUs granted to our named executive officers in May 2021 (the “Milestone II PSUs”) are subject to the performance condition of FDA approval of our new drug application for omecamtiv mecarbil with a label consistent with the expectations underlying our commercial launch plans for omecamtiv mecarbil prior to such approval by June 30, 2022 or December 31, 2022. If our Compensation and Talent Committee certifies that the performance condition is met on or prior to June 30, 2022, the performance condition would be deemed satisfied in full, and 50% of the Milestone II PSUs would be earned and vested immediately and the remaining 50% of the Milestone II PSUs would be earned but only vest on the 1-year anniversary of such certification by our Compensation and Talent Committee. If our Compensation and Talent Committee certifies that the performance condition is met on or after June 30, 2022 but on or prior to December 31, 2022, 25% of the Milestone II PSUs would be earned and vested immediately, 25% of the Milestone II PSUs would be earned and vest on the 1-year anniversary of such certification by our Compensation and Talent Committee, and 50% of the Milestone II PSUs would be forfeited. If the performance condition for the Milestone II PSUs is never satisfied or only satisfied on or after January 1, 2023, then 100% of the Milestone II PSUs will be forfeited.

Earned and vested PSUs are converted to Common Stock on a 1-to-1 basis.

Broad-based employee benefits with limited perquisites. Our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, employee stock purchase and 401(k) plans. These benefits are available on the same terms and conditions as to our other employees. Our named executive officers do not receive any perquisites other than those provided to all employees.

Severance Benefits and Employment Agreements. We have executive employment agreements with each of our named executive officers that provide for salary and benefit continuation, bonus payments and accelerated vesting of equity awards upon the termination of their employment either by us without cause, or by the executive for good reason following a loss of position in connection with a change of control of the Company. The terms of these agreements are described in the section below entitled “Potential Payments Upon Termination or Change of Control.”

The Compensation and Talent Committee believes these agreements are an essential element of our executive compensation program and assists the Compensation and Talent Committee in recruiting and retaining talented executives. The Compensation and Talent Committee also believes these benefits serve to minimize the distractions to the executive, reduce the risk that the executive will depart the Company before an acquisition is consummated, and allow the executive to focus on continuing normal business operations and the success of a potential business combination, rather than worrying about how business decisions that may be in our best interests and the interest of our stockholders will impact his or her own financial security. That is, these change of control arrangements help ensure stability among our executive ranks and will enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty. Further, these agreements are in line with customary practices at an executive level at the Peer Companies.

Corporate and Individual Achievement Assessment Impacting Compensation Components

Corporate Achievement. Before the start of each calendar year, management prepares a set of corporate goals covering our expected operating and financial performance for the fiscal year. Our corporate goals are focused on corporate metrics and objectives that are intended to provide both near- and long-term stockholder value. The Compensation and Talent Committee then reviews and approves these corporate goals.

For 2021, the Compensation and Talent Committee approved corporate goals that included:

•
advancement of development candidates from research into IND-enabling studies and initiate new research programs;
•
continued development of omecamtiv mecarbil in the METEORIC-HF clinical trial and submission of a new drug application for omecamtiv mecarbil;
•
continued development aficamten in our Phase 2 clinical trial REDWOOD-HCM and commencement of enrollment in SEQUOIA-HCM, our Phase 3 clinical trial of aficamten in patients with obstructive hypertrophic cardiomyopathy;
•
continued development of reldesemtiv by enrollment in our Phase 3 clinical trial of reldesemtiv in patients with amyotrophic lateral sclerosis (“ALS”) and planning for continued development of reldesemtiv in ALS and spinal muscular atrophy;
•
conducting commercial readiness activities for omecamtiv mecarbil;
•
implementing a diversity and inclusion program, including measurement of workforce demographics and attitudes and promotion of diverse and inclusive employee recruitment practices;

•
further corporate development activities; and
•
achieve financial management objectives.

At the end of each year, the Compensation and Talent Committee determines the overall level of corporate achievement, including assessing our performance relative to these goals. The Compensation and Talent Committee does not use a rigid formula in determining the Company’s level of achievement, but instead considers:

•
the degree of success achieved for each corporate goal, comparing actual results against the pre-determined deliverables associated with each objective;
•
the difficulty of the goal;
•
whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;
•
other factors that may have made the stated goals more or less important to our success; and
•
other accomplishments by us during the year or other factors that, although not included as part of the formal goals, are nonetheless deemed important to our near- and long-term success.

The Compensation and Talent Committee does not assign weights in these assessments but uses its discretion and judgment to determine a percentage that it believes fairly represents the achievement level for the year.

Individual Goals. Individual goals for each named executive officer are derived from the corporate goals that relate to his or her functional area, except for our CEO, who has no individual goals apart from the corporate goals. Our CEO establishes the individual goals for 2021 with each other named executive officer described below based on the relevant corporate goals and key functional area priorities for the year.

•
Mr. Callos's goals included commercial readiness-related objectives.
•
Mr. Jaw’s goals included corporate development objectives and achieving financial management objectives.
•
Dr. Malik’s goals included advancement of research and development candidates and clinical trial milestone achievements.
•
Mr. Schlossberg’s goals included legal affairs and corporate secretarial-related objectives.

Target bonus levels for 2021 performance for each of the named executive officers expressed as a percentage of base salary, and the relative weightings of individual goals and corporate goals, were as follows:

Named Executive Officer	Target Bonus % of Salary	Corporate Goal Weighting	Individual Goal Weighting
Robert I. Blum	60%	100%	0%
Andrew M. Callos	40%	75%	25%
Ching W. Jaw	40%	75%	25%
Fady I. Malik, M.D., Ph.D.	40%	75%	25%
Mark A. Schlossberg, Esq.	40%	75%	25%

The 2021 target bonus levels were at the median level for similar executive positions as compared to data from our Peer Companies for 2021 and are unchanged from target bonus levels in 2020, other than for Mr. Callos, who first commenced in employment with us in 2021.

Compensation Decisions for 2021

In February 2021, the Compensation and Talent Committee, after exercising its discretion and based on progress in the advancement of our skeletal and cardiac muscle programs, the achievement of research program milestones, the execution of a new collaboration agreement, achievement of other financing objections and certain research goals, voted to approve salary increases and equity awards for our named executive officers with base salary changes effective March 1, 2021.

The Compensation and Talent Committee exercised some discretion in determining the following changes to compensation to individual compensation for our named executive officers, with base salary changes effective March 1, 2021:

Named Executive Officer	2021 Base Salary	Option Grants	RSU Grants	PSU Grants(2)	2021 Non-Equity Incentive Plan Compensation as % of Salary
Robert I. Blum	$713,856	165,000	80,000	70,000	60%
Andrew M. Callos(1)	$475,000	150,000	—	25,000	40%
Ching W. Jaw	$477,114	45,000	25,000	25,000	40%
Fady I. Malik, M.D., Ph.D.	$536,651	60,000	35,000	35,000	40%
Mark A. Schlossberg, Esq.	$486,720	45,000	25,000	25,000	40%

(1)
Mr. Callos commenced employment with us in March 2021, and accordingly, his base salary, stock option grant and percentage of 2021 non-equity incentive plan compensation were approved as part of his initial employment terms, as approved by the Compensation and Talent Committee.
(2)
The annual compensation review process culminated in salary increases and equity awards in February 2021. One-time PSU grants were determined and approved by the Compensation and Talent Committee in May 2021 and were not part of the annual review process. Amounts reflected are the full unearned PSU grants for the named executive officers.

In February 2022, the Compensation and Talent Committee, after exercising its discretion and based on progress in the advancement of our skeletal and cardiac muscle programs, the achievement of research program milestones, the execution of a new collaboration agreement, achievement of other financing objections and certain research goals, determined that we had an overall corporate achievement level of 100% for 2021. The Compensation and Talent Committee also determined the level of individual achievement for each named executive officer, which includes, but is not limited to, an assessment of the individual’s performance relative to these goals.

Mr. Blum’s individual achievement level is based solely on the corporate achievement level. In February 2022, the Compensation and Talent Committee determined that the other named executive officers had individual achievement levels for 2021 as follows: Mr. Callos – 93%, Mr. Jaw – 96%, Dr. Malik — 91%, and Mr. Schlossberg – 80%.

The Compensation and Talent Committee determined that, based on the criteria achieved above, the non-equity incentive plan bonus amounts payable in 2022 to our named executive officers for their 2021 performance would be as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation for 2021 Performance
Robert I. Blum	$428,314
Andrew M. Callos	$149,340
Ching W. Jaw	$188,937
Fady I. Malik, M.D., Ph.D.	$209,831
Mark A. Schlossberg, Esq.	$184,954

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), publicly held companies may generally not deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. In determining the form and amount of compensation for our named executive officers, the Compensation and Talent Committee may consider all elements of the cost of such compensation, including the potential impact of deduction limitations. While the Compensation and Talent Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation and Talent Committee also look at other factors in making its decisions and retains the flexibility to award compensation to the Company’s named executive officers that it determines to be consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Accounting Considerations

In determining the size and type of equity awards, the Compensation and Talent Committee considers the potential impact of the accounting guidance for stock-based compensation. We do not set a specific budget for equity compensation based on the accounting cost.

Compensation Recovery Policy

One of the objectives of our compensation program for our named executive officers is to make a substantial portion of compensation dependent on our overall financial performance. In order to ensure that our named executive officers take full account of risks to us and our stockholders in their decision-making, and to reduce such risks wherever practicable, our Board of Directors adopted and delegated to the Compensation and Talent Committee a policy that allows us to seek repayment of cash and equity incentive compensation that was erroneously paid, commonly referred to as a Clawback Policy. This policy provides that if the Board of Directors, or the Compensation and Talent Committee as applicable, determines that there has been a material misstatement of publicly issued financial results from those previously issued to the public due to a knowing violation of SEC rules and regulations or our policies, or the willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence, our Board of Directors or Compensation and Talent Committee will review all incentive compensation made to our named executive officers during the three-year period prior to the restatement on the basis of having met or exceeded specific performance targets. If such payments would have been lower had they been calculated based on such restated results, we will (to the extent permitted by governing law) seek to recoup the payments in excess of the amount that would have been paid based on the restated results.

In addition, if we are required as a result of misconduct to restate our financial results due to the material noncompliance with any financial reporting requirements under federal securities laws, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received.

We encourage our executives to hold a significant equity interest in the Company, but we have not set specific ownership guidelines.

Hedging Policy

We have a policy that prohibits our executives, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Compensation and Talent Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Our Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Members of the Compensation and Talent Committee
Santo J. Costa, Chair
Sandford D. Smith
Wendell Wierenga
Nancy J. Wysenski

Compensation Committee Interlocks and Insider Participation

During 2021, no current or former member of the Compensation and Talent Committee or named executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Talent Committee. The current and former members of the Compensation and Talent Committee were not officers or employees of the Company while a member of the Compensation and Talent Committee during 2021.

Risk Analysis of the Compensation Programs

The Compensation and Talent Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs is intended to encourage our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans measure corporate and individual performance on an annual basis, the stock options typically vest over a number of years, which the Compensation and Talent Committee believes encourages employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Executive Summary Compensation Table for 2021

The following table summarizes the total compensation earned by or paid to each named executive officer for the fiscal years ended December 31, 2021, 2020 and 2019:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)(5)	All Other Compensation(6)	Total
Mr. Blum, Principal Executive Officer	2021	$709,280	$—	$3,319,700	$3,204,300	$370,656	$805	$7,604,741
	2020	$682,000	$—	$1,728,000	$3,456,000	$336,600	$840	$6,203,440
	2019	$655,575	$250,000	$856,800	$1,713,600	$—	$—	$3,475,975
Mr. Callos, Executive Vice President, Chief Commercial Officer	2021	$376,042	$—	$630,750	$3,489,000	$—	$35,806	$4,531,598
Mr. Jaw, Principal Financial Officer	2021	$472,613	$—	$1,116,250	$873,900	$164,289	$8,700	$2,635,752
	2020	$447,223	$—	$432,000	$864,000	$149,315	$9,314	$1,901,852
	2019	$430,022	$110,000	$214,200	$357,000	$—	$9,164	$1,120,386
Dr. Malik, Executive Vice President, Research and Development	2021	$533,211	$—	$1,562,750	$1,165,200	$189,376	$10,497	$3,461,034
	2020	$512,703	$-	$720,000	$1,296,000	$168,200	$10,154	$2,707,058
	2019	$492,984	$150,281	$357,000	$571,200	$—	$9,164	$1,580,629
Mr. Schlossberg, Senior Vice President, Legal and General Counsel and Secretary	2021	$483,600	$—	$1,116,250	$873,900	$170,820	$8,700	$2,653,270
	2020	$465,000	$—	$432,000	$864,000	$150,750	$9,314	$1,921,064
	2019	$434,659	$—	$—	$703,000	$—	$129,814	$1,267,473

(1)
Includes amounts earned but deferred pursuant to our 401(k) plan at the election of the named executive officers.
(2)
For 2019, represents amounts paid in early 2019 based on our Compensation and Talent Committee’s review and certification of corporate performance and individual achievements in 2018.
(3)
Reflects the grant date fair value of PSUs, RSUs and stock options granted, as applicable. Assumptions used for the valuation of these grants are set forth in Note 8 to our audited financial statements for the fiscal year ended December 31, 2021 and included in our Annual Report on Form 10-K for the prior three years. For the PSUs included in this figure, a 100% probability of achievement of the relevant performance conditions was used to calculate the grant date fair value in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(4)
In order to better align our disclosure practices with other issuers’ practices, we have revised the disclosure of amounts in the column to reflect the performance year to which the annual cash bonus relates, rather than the year in which the annual cash bonus is paid.
(5)
Because our 2021 and 2020 annual cash bonus plan provides more specificity and less discretion regarding the calculation of the level of achievement of the performance metrics than in prior years, payments made pursuant to our cash bonus plan have been reported in the Non-Equity Incentive Plan Compensation column instead of the Bonus column.
(6)
Includes our matching contribution for the named executive officer participation in our 401(k) plan, and gym and technology reimbursement. For Mr. Schlossberg in connection with joining us in January 2019, includes related relocation expense. For Mr. Callos in connection with joining us in March 2021, includes a sign-on bonus of $25,000.

Grants of Plan-Based Awards in 2021

The following table sets forth information regarding plan-based awards each named executive officer during 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of	Grant Date Fair Value of Stock and Option
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options(3) (#)	Awards ($)	Awards(4) ($)
Robert I. Blum		—	428,314	513,976	—	—	—
	3/2/2021	—	—	—	—	—	—	80,000		19.42	1,553,600
	3/2/2021	—	—	—	—	—	—		165,000	19.42	3,204,300
	5/13/2021	—	—	—	35,000	70,000	70,000			25.23	1,766,100
Andrew M. Callos		—	—	—	—	—	—
	3/31/2021	—	—	—	—	—	—		150,000	23.26	3,489,000
	5/13/2021	—	—	—	12,500	25,000	25,000			25.23	630,750
Ching W. Jaw		—	190,846	229,015	—	—	—
	3/2/2021	—	—	—	—	—	—	25,000		19.42	485,500
	3/2/2021	—	—	—	—	—	—		45,000	19.42	873,900
	5/13/2021	—	—	—	12,500	25,000	25,000			25.23	630,750
Fady I. Malik, M.D., Ph.D.		—	214,660	257,592	—	—	—
	3/2/2021	—	—	—	—	—	—	35,000		19.42	679,700
	3/2/2021	—	—	—	—	—	—		60,000	19.42	1,165,200
	5/13/2021	—	—	—	17,500	35,000	35,000			25.23	883,050
Mark A. Schlossberg, Esq.		—	194,688	233,626	—	—	—
	3/2/2021	—	—	—	—	—	—	25,000		19.42	485,500
	3/2/2021	—	—	—	—	—	—		45,000	19.42	873,900
	5/13/2021	—	—	—	12,500	25,000	25,000			25.23	630,750

(1)
Reflects each named executive officer’s participation in our Non-Equity Incentive Plan, calculated based on each officer’s respective base salary and position. Amounts actually earned under this plan are reflected in the Executive Summary Compensation Table.
(2)
Comprised of PSUs, as described in the "Compensation Components" section of the Compensation Discussion and Analysis above.
(3)
Options granted under the 2004 EIP that vest over a four-year period beginning on the grant date.
(4)
Equal to the number of awards multiplied by the closing trading price of our Common Stock on the grant date.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2021.

			Option Awards				Stock Awards		Equity Incentive Plan Awards
Named Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested	Number of Unearned Shares That Have Not Vested	Market Value of Unearned Shares That Have Not Vested

Robert I. Blum	2/24/2014	(1)	200,000	—	$9.65	2/24/2024
	2/26/2015	(1)	200,000	—	$7.96	2/26/2025
	2/23/2016	(1)	275,000	—	$6.67	2/23/2026
	2/28/2017	(1)	205,000		$10.60	2/28/2027
	2/27/2018	(2)	191,666	8,334	$7.80	2/27/2028
	2/26/2019	(3)	170,000	70,000	$7.14	2/26/2029
	3/6/2020	(4)	104,999	135,001	$14.40	3/6/2030
	3/2/2021	(5)	30,937	134,063	$19.42	3/2/2031
	2/26/2019	(8)					24,000	$1,093,920
	3/6/2020	(9)					72,000	$3,281,760
	3/2/2021	(10)					80,000	$3,646,400
	5/13/2021	(11)							17,500	$797,650
	5/13/2021	(12)							35,000	$1,595,300
Andrew M. Callos	3/31/2021	(7)	—	150,000	$23.26	3/31/2031
	5/13/2021	(11)							6,250	$284,875
	5/13/2021	(12)							12,500	$569,750
Ching W. Jaw	6/30/2017	(1)	60,000	—	$12.10	6/30/2027
	2/27/2018	(2)	15,833	1,667	$7.80	2/27/2028
	2/26/2019	(3)	20,416	14,584	$7.14	2/26/2029
	3/6/2020	(4)	26,249	33,751	$14.40	3/6/2030
	3/2/2021	(5)	8,437	36,563	$19.42	3/2/2031
	2/26/2019	(8)					6,000	$273,480
	3/6/2020	(9)					18,000	$820,440
	3/2/2021	(10)					25,000	$1,139,500
	5/13/2021	(11)							6,250	$284,875
	5/13/2021	(12)							12,500	$569,750
Fady I. Malik, M.D., Ph.D.	3/5/2013	(1)	50,000	—	$6.00	3/5/2023
	2/24/2014	(1)	100,000	—	$9.65	2/24/2024
	2/26/2015	(1)	100,000	—	$7.96	2/26/2025
	2/23/2016	(1)	100,000	—	$6.67	2/23/2026
	2/28/2017	(1)	50,000		$10.60	2/28/2027
	2/27/2018	(2)	71,875	3,125	$7.80	2/27/2028
	2/26/2019	(3)	56,666	23,334	$7.14	2/26/2029
	3/6/2020	(4)	39,374	50,626	$14.40	3/6/2030
	3/2/2021	(5)	11,250	48,750	$19.42	3/2/2031
	2/26/2019	(8)					10,000	$455,800
	3/6/2020	(9)					30,000	$1,367,400
	3/2/2021	(10)					35,000	$1,595,300
	5/13/2021	(11)							8,750	$398,825
	5/13/2021	(12)							17,500	$797,650
Mark A. Schlossberg, Esq.	1/31/2019	(6)	32,937	27,084	$7.03	1/31/2029
	3/6/2020	(4)	26,249	33,751	$14.40	3/6/2030
	3/2/2021	(5)	8,437	36,563	$19.42	3/2/2031
	3/6/2020	(9)					18,000	$820,440
	3/2/2021	(10)					25,000	$1,139,500
	5/13/2021	(11)							6,250	$284,875
	5/13/2021	(12)							12,500	$569,750

(1)
The option is fully vested.
(2)
The option vests in equal monthly installments through 2/27/2022.
(3)
The option vests in equal monthly installments through 2/26/2023.
(4)
The option vests in equal monthly installments through 3/6/2024.
(5)
The option vests in equal monthly installments through 3/2/2025.
(6)
The unvested shares vest in equal monthly installments through 1/31/2023.
(7)
The unvested shares vest 25% on 3/31/2022 and then in equal monthly installments through 3/31/2025.
(8)
The unvested RSUs vest on 2/26/2022.
(9)
The unvested RSUs vest, as follows: 40% of the RSUs on 3/6/2022 and 20% of the RSUs on 3/6/2023.
(10)
The unvested RSUs vest, as follows: 40% of the RSUs on 3/2/2022, 40% of the RSUs on 3/2/2023 and 20% of the RSUs on 3/2/2024.

(11)
The unvested and unearned PSUs are subject to satisfaction of a performance condition. If the performance condition is satisfied on or before 6/30/2022, 50% of the PSUs will vest immediately and the remaining 50% will vest on the 1-year anniversary of the satisfaction of the performance condition. If the performance condition is satisfied on or after 7/1/2022 or never, 100% of the PSUs will be forfeited.
(12)
The unvested and unearned PSUs are subject to satisfaction of a performance condition. If the performance condition is met on or before 9/31/2022, 50% of the PSUs will vest immediately upon satisfaction of the performance condition and 50% of the PSUs will vest on the 1-year anniversary of the satisfaction of the performance condition. If the performance condition is satisfied after 10/1/2022 but on or before 12/31/2022, 25% of the PSUs will vest immediately upon satisfaction of the performance condition, 25% of the PSUs will vest on the 1-year anniversary of the satisfaction of the performance condition, and 50% of the PSUs will be forfeited. If the performance condition is satisfied on or after 1/1/2023 or never, 100% of the PSUs will be forfeited.

The market value of the RSUs and PSUs that have not yet vested is based on the closing price of $45.58 per share of our Common Stock on December 31, 2021.

Option Exercises and Vesting of Stock in 2021

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Robert I. Blum	197,475	3,281,015	116,000	2,213,360
Andrew M. Callos	—	—	—	—
Ching W. Jaw	—	—	28,000	533,680
Fady I. Malik, M.D., Ph.D.	41,666	1,003,409	48,000	915,680
Mark A. Schlossberg, Esq.	19,979	573,516	12,000	230,280

(1)
The amounts shown in this column represent the number of shares of Common Stock acquired on exercise multiplied by the excess of the closing price of a Cytokinetics share on the date of exercise over the option exercise price.
(2)
Equal to the closing trading price of our Common Stock on the day of vesting multiplied by the number of shares released on vesting.

Executive Employment and Other Agreements

We have executive employment agreements with each named executive officer that provide for such officers to remain at-will employees and to receive salary, non-equity incentive plan payments and benefits as determined at the discretion of the Board of Directors for such officers to receive certain benefits if, upon or within the eighteen-month period following a change of control of the Company, they resign for good reason or are terminated by us or our successor other than for cause and sign a standard release of claims with us. See “Potential Payments Upon Termination or Change of Control” below.

Pension Benefits

We do not provide our employees, including our named executive officers, with a defined benefit pension plan or any supplemental executive retirement plans or retiree health benefits.

Nonqualified Deferred Compensation

We do not have a nonqualified defined contribution plan or other nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

We have executive employment agreements with each named executive officer that provide for such officers to remain at-will employees and to receive salary, non-equity incentive plan payments and benefits as determined at the discretion of the Board of Directors and provide for such officers to receive certain benefits if, upon or within the eighteen-month period following a change of control of the Company, they resign for good reason or are terminated by us or our successor other than for cause (a “qualifying resignation or termination”) and such officer signs a standard release of claims with us.

In addition, our executives will receive accelerated vesting of equity awards upon a change of control in which the acquirer does not assume all equity awards and in the case of a qualifying resignation or termination. However, we do not have any other agreements, plans or arrangements that provide for severance or other benefits upon termination for other reasons.

“Good reason” includes a material reduction in salary; a material decrease in duties or responsibilities; a material decrease in the duties or responsibilities of the supervisor to whom the executive officer is required to report; a material decrease in the budget over which the executive officer has authority; relocation of the place of employment to a location more than fifty miles from our location at the time of the change in control; or a material breach of the executive employment agreement by us or our successor.

“Cause” includes failure to substantially perform the duties of the job other than due to physical or mental illness; engaging in conduct that is materially injurious to us or constitutes gross misconduct; material breach of the executive employment agreement by the executive officer; material breach of our policies that have been adopted by the Board of Directors; conviction of a felony; or fraud against us.

Under their executive employment agreements, upon a qualifying resignation or termination in connection with a change of control of the Company, Mr. Callos, Mr. Jaw, Dr. Malik and Mr. Schlossberg will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of eighteen months; a lump sum payment equal to their full target annual bonus; acceleration in full of vesting of equity awards held by them; and continued employee benefits until the earlier of eighteen months following the date of the qualifying termination or resignation or the date they obtain employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the executive employment agreements of Mr. Callos, Mr. Jaw, Dr. Malik and Mr. Schlossberg each provide that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

Under his executive employment agreement, upon a qualifying resignation or termination in connection with a change of control of the Company, Mr. Blum will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twenty-four months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of twenty-four months following the date of the qualifying termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, Mr. Blum is eligible to receive a payment from us sufficient to pay the excise tax, and a tax gross-up payment, which is an additional payment sufficient to pay the excise tax and other income taxes resulting from the initial excise tax payment. This excise tax and tax gross-up payment has been in Mr. Blum’s employment agreement since May 2007, was customary at the time, and has been grandfathered for Mr. Blum.

The provisions of each executive employment agreement are intended to comply with the requirements of Section 409A so that none of the severance payments or benefits to be provided under the agreements will be subject to the additional tax imposed under Section 409A. If severance payments to an executive officer at the time of termination would trigger the additional tax imposed under Section 409A, then such payments will instead become payable to the executive officer starting six months and one day after the termination date.

Severance payments and benefits provided to an executive officer under an executive employment agreement following a qualifying resignation or termination are subject to certain conditions including adherence to existing confidentiality, proprietary information and invention assignment agreements, and non-competition clauses.

The following table summarizes the potential benefits the named executive officers would receive upon a qualifying resignation or termination in connection with a change of control of the Company assuming their employment had been terminated on December 31, 2021:

Named Executive Officer	Salary	Bonus	Acceleration of Vesting of Equity Grants(1)	Acceleration of Vesting of Options(1)	Continuation of Employee Benefits(2)	Estimated Excise Tax Plus Gross Up(3)	Total
Robert I. Blum	$1,427,712	$428,314	$10,415,030	$10,722,078	$82,176	$3,389,018	$26,464,327
Andrew M. Callos	$712,500	$190,000	$854,625	$3,348,000	$80,856	$-	$5,185,981
Ching W. Jaw	$715,671	$190,846	$3,088,045	$2,632,432	$61,632	$-	$6,688,626
Fady I. Malik, M.D., Ph.D.	$804,977	$214,660	$4,614,975	$3,868,840	$80,856	$-	$9,584,308
Mark A. Schlossberg, Esq.	$730,080	$194,688	$2,814,565	$3,052,932	$58,230	$-	$6,850,495

(1)
The value of the acceleration of vesting of the equity grants is calculated using the closing market price of our Common Stock at December 31, 2021 of $45.58 and the value of the acceleration of vesting of options is calculated as the amount by which that closing market price exceeds the exercise price for unvested stock options at December 31, 2021.
(2)
Represents the cost of premiums for medical, dental, vision, life and disability insurance coverage under our group employee benefit plans.
(3)
Pursuant to his Executive Employment Agreement, dated May 21, 2007, Mr. Blum is eligible to receive a payment from us sufficient to pay the excise tax, and a tax gross-up payment for all cumulative federal and state income taxes (including any interest and penalties with respect to such taxes), which is an additional payment sufficient to pay the excise tax and other income taxes resulting from the initial excise tax payment.

Principal Executive Officer Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), the following table provides the ratio of the total compensation for 2021 for Mr. Blum, our principal executive officer (‟PEO”) to the total compensation for 2021 for our median employee follows:

PEO Compensation for 2021	$7,604,741
Median Employee Compensation for 2021	$265,164
Ratio of PEO Compensation to Median Employee Compensation for 2021	29 to 1

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the Rule and applicable guidance. The Rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the Rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the Rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

In determining the median employee, we prepared a listing of all employees using a measurement date of December 31, 2021, annualized the salaries for those employees that were not employed for all of 2021 and identified the employee at the median of the listing of annualized salaries (the “Median Employee”). We calculated the Median Employee Compensation for 2021 for the Median Employee on the same basis as the total compensation of Mr. Blum in the Summary Compensation Table.

Equity Compensation Plans at December 31, 2021

The following table provides certain information with respect to all our equity compensation plans at December 31, 2021.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	9,492,708	$11.48	(1)	5,502,475	(2)
Equity compensation plans not approved by stockholders(3)	1,342,500	$30.46		507,500
	10,835,208	$13.83		6,009,975

(1)
All option awards, RSUs and PSUs are reflected in this column. The weighted-average exercise price reflects all of these awards collectively. Outstanding RSUs and PSUs have no exercise price. The weighted-average exercise price for the options, which are the only equity awards that have an exercise price, is $11.49.
(2)
The equity compensation plans approved by stockholders are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Includes 5,671,935 securities available under the 2004 EIP and 338,040 securities available for issuance under the 2015 ESPP as of December 31, 2021.
(3)
In May 2020, our Board of Directors approved amendments to the 2004 EIP to permit the granting of up to 750,000 shares of Common Stock as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4), and in August 2021, our Board of Directors approved amendments to the 2004 EIP to permit the granting of an additional 1,100,000 shares of Common Stock as inducement awards to new employees pursuant to Nasdaq Listing Rule 5635(c)(4). The amounts in this line reflects the shares subject to these amendments to the 2004 EIP. The weighted-average exercise price reflects all of the awards outstanding pursuant to this provision of the 2004 EIP collectively. Outstanding RSUs have no exercise price. The weighted-average exercise price for the options granted pursuant to this provision, which are the only equity awards that have an exercise price, is $30.46.

DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the Board of Directors and its committees, and an equity component, designed to align the interests of independent directors and stockholders in amounts that correlate to their responsibilities and levels of participation, including service on committees. Non-employee directors are also able to elect to receive their annual base retainers in equity, as further described below. We do not compensate members of the Board of Directors or committees on a per-meeting basis.

In 2021, Aon conducted a competitive review of our non-employee director compensation to ensure that our compensation practices and levels are appropriate and competitive. This analysis used the same group of Peer Companies that is used to evaluate executive compensation described above under “Compensation Discussion and Analysis.” Following this process and on the recommendation of Aon, the Compensation and Talent Committee revised the compensation mix and levels to reflect market median levels.

Annual Retainers

From January 1, 2021 to May 31, 2021 non-employee directors received an annual base retainer for service on the Board of Directors and an additional annual committee retainer for each committee on which they served in the amounts set forth below. The annual cash retainers were paid in equal quarterly payments on the first business day of each calendar quarter.

Base Retainer	Board of Directors Chair	$75,000
	Lead outside director (if any)	$42,500
	Other directors	$40,000
Committee Chair Retainer	Audit Committee	$20,000
	Compensation and Talent Committee	$15,000
	Nominating and Governance Committee	$10,000
	Science and Technology Committee	$25,000
Committee Member Retainer	Audit Committee	$10,000
	Compensation and Talent Committee	$7,500
	Nominating and Governance Committee	$5,000
	Science and Technology Committee	$7,500

In May 2021, the Compensation and Talent Committee approved a $5,000 per year increase in the annual retainer for non-employee directors other than the Chairman of the Board of Directors and established the annual retainer for the newly created Compliance Committee. Accordingly, as from June 1, 2021 our non-employee directors received annual base retainers in the amounts set forth below.

Base Retainer	Board of Directors Chair	$75,000
	Other directors	$45,000
Committee Chair Retainer	Audit Committee	$20,000
	Compliance Committee	$15,000
	Compensation and Talent Committee	$15,000
	Nominating and Governance Committee	$10,000
	Science and Technology Committee	$25,000
Committee Member Retainer	Audit Committee	$10,000
	Compliance Committee	$7,500
	Compensation and Talent Committee	$7,500
	Nominating and Governance Committee	$5,000
	Science and Technology Committee	$7,500

We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with service on our Board of Directors.

Election to Receive Retainers in Cash or Equity

Each non-employee director may make an annual election to receive his or her annual base retainer (but not committee retainers) either wholly in cash or to receive either 50% or 100% of that retainer in fully vested shares of Common Stock under the 2004 EIP of equal value (“Equity in Lieu of Cash Retainer Option”). Non-employee directors electing to receive 50% or 100% of their annual base retainer in fully vested Common Stock will receive such shares on the first business day of each calendar quarter for which the election is in effect.

Initial and Annual Equity Grants to Non-Employee Directors

Non-employee directors receive grants of stock options under the 2004 EIP. Non-employee directors receive an initial option grant of 35,000 shares on joining the Board of Directors. Prior to May 2021, continuing directors received an annual option grant of 20,000 shares, generally at the time of the annual meeting of stockholders. In May 2021, the Compensation and Talent Committee reduced this annual option grant to each continuing director to 10,000 shares and approved a new annual grant to each continuing director of 5,000 RSUs. Generally, an initial option grant to a director vests monthly over three years. The annual option grants to continuing directors vest monthly over one year, and the annual RSU grants to continuing directors are subject to 100% cliff vesting on the one-year anniversary of the RSU grant. Our Board of Directors continues to have discretion to grant options to new and continuing non-employee directors. A non-employee director that resigns from the Board of Directors has one year following resignation to exercise vested options, but such one year period may be extended at the discretion of the Compensation and Talent Committee.

Director Compensation Table for 2021

Employee directors receive no separate compensation for service as a member of the Board of Directors. The following table summarizes the total compensation for 2021 earned by our non-employee Directors.

Name	Fees Earned or Paid in Cash(1)	Option Grants(2)	RSU Grants	Total
Ms. Bhanji	$41,250	$618,133	$121,600	$780,983
Dr. Califf (3)	$50,000	$150,781	$121,600	$322,381
Mr. Costa	$66,250	$150,781	$121,600	$338,631
Dr. Gage (4)	$100,000	$150,781	$121,600	$372,381
Dr. Henderson	$65,000	$150,781	$121,600	$337,381
Dr. Kaye	$60,000	$150,781	$121,600	$332,381
Ms. Parshall	$71,250	$150,781	$121,600	$343,631
Mr. Smith	$63,750	$150,781	$121,600	$336,131
Dr. Wierenga	$75,000	$150,781	$121,600	$347,381
Ms. Wysenski	$57,500	$150,781	$121,600	$329,881

(1)
Pursuant to the Equity in Lieu of Cash Retainer Option, the following non-employee directors received shares in lieu of some or all their retainers as follows: Dr. Califf – 881; Dr. Gage – 3,128; Dr. Henderson – 1,765; Dr. Kaye – 1,765; Mr. Smith – 1,765; Dr. Wierenga – 1,765; and Ms. Wysenski – 881.
(2)
Automatic grants of stock options to non-employee directors were granted at the time of the 2021 annual meeting of stockholders at an exercise price of $24.32 per share, which represents the fair market value of our Common Stock on the date of the grant. Option awards reflect the grant-date fair value of stock option grants in accordance with FASB ASC 718, which represents the fair market value of our Common Stock on the date of the grant. Assumptions used for the valuation of these grants are set forth in Note 8 of our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and included in our Annual Report on Form 10-K for the prior three years. In addition to her automatic grant of stock options as described in footnote 1 above, Ms. Bhanji's option grants for 2021 include her initial option grant of 35,000 shares at an exercise price of $21.86. All of Ms. Bhanji option awards reflect the grant-date fair value of stock option grants in accordance with FASB ASC 718, which represents the fair market values of our Common Stock on the date of the grants. As of December 31, 2021, the aggregate number of stock options held by our non-employee directors at such time were as follows: Ms. Bhanji – 50,000; Dr. Califf – 122,070; Mr. Costa – 80,000; Dr. Gage – 207,915; Dr. Henderson – 252,366; Dr. Kaye – 143,808; Ms. Parshall – 88,045; Mr. Smith – 13,869; Dr. Wierenga – 182,243; and Ms. Wysenski – 50,000. As of December 31, 2021, the aggregate number of RSUs and shares of Common Stock held by our non-employee directors at such time was as follows: Ms. Bhanji – 5,000; Dr. Califf – 5,881; Mr. Costa – 5,000; Dr. Gage – 28,932 (Dr. Gage's spouse owned 1,850 additional shares of Common Stock); Dr. Henderson – 13,664 (Dr. Henderson's spouse owned 83 additional shares of Common Stock); Dr. Kaye – 6,765; Ms. Parshall – 5,000; Mr. Smith – 6,765; Dr. Wierenga – 6,765; and Ms. Wysenski – 5,881.
(3)
Robert M. Califf, M.D. resigned as a member of our Board of Directors in February 2022.
(4)
L. Patrick Gage, Ph.D. resigned as a member of our Board of Directors in April 2022.

We reimburse our non-employee directors for out-of-pocket expenses incurred in connection with service on our Board of Directors.

We maintain director and officer indemnification insurance policies that covers the Company as well as directors and officers individually. The policies currently run from June 1, 2021 through June 1, 2022 at a total annual cost of $1,157,000. The primary carrier is Old Republic Insurance Company.

DELINQUENT SECTION 16(a) REPORTS

To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2021 other than one late Form 4 by John T. Henderson, M.B., Ch.B. to report the acquisition of 409 shares on April 1, 2021 (Form 4/A filed on February 8, 2022).

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

Our policy is that any transaction with a related party that is required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Ethics, must be reviewed and approved according to an established procedure. Such a transaction is reviewed and, if appropriate, approved or declined by the Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead review each such transaction on a case-by-case basis. Our policy is to require that all such compensation-related matters be reviewed by the Compensation and Talent Committee and, if approved, submitted to the Board of Directors for review and approval. Any waiver of our Code of Ethics must be reviewed by the Nominating and Governance Committee and, if approved, must be reported as required under applicable SEC rules.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnification agreements with each of our directors and officers, which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify us or your broker. Direct your written request to Investor Relations, Cytokinetics, Incorporated, 350 Oyster Point Boulevard, South San Francisco, California 94080 or contact Investor Relations at 650-624-3060. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: April 8, 2022

APPENDIX A

CYTOKINETICS, INCORPORATED

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 6, 2013

APPROVED BY STOCKHOLDERS: MAY 22, 2013

AMENDED TO REFLECT THE REVERSE STOCK SPLIT: JUNE 25, 2013

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: FEBRUARY 3, 2015

APPROVED BY STOCKHOLDERS: MAY 20, 2015

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: FEBRUARY 10, 2017

APPROVED BY STOCKHOLDERS: MAY 18, 2017

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: FEBRUARY 7, 2019

APPROVED BY STOCKHOLDERS: MAY 15, 2019

AMENDED TO REFLECT SEPARATE INDUCEMENT POOL: MAY 14, 2020

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: FEBRUARY 18, 2021

APPROVED BY THE STOCKHOLDERS: MAY 12, 2021

AMENDED AND RESTATED TO INCREASE SEPERATE INDUCEMENT POOL: AUGUST 13, 2021

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS:

APPROVED BY THE STOCKHOLDERS: MAY [10], 2022

1. PURPOSES OF THE PLAN AND PERMITTED AWARDS.

The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and Inducement Awards.

2. SHARES SUBJECT TO THE PLAN.

(a) Shares Subject to the Plan. Subject to adjustments as specified in Section 12 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards other than Inducement Awards under the Plan is 26,954,190 Shares. Notwithstanding the foregoing, an additional 1,850,000 Shares may be issued pursuant to Inducement Awards as provided in Section 2(e) of the Plan. The Shares may be authorized, but unissued or reacquired Stock.

(b) Treatment of Lapsed Awards. To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall be treated as issued under this Plan and shall be deducted from the aggregate number of Shares which may be issued under Section 2(a). Shares of Stock repurchased on the open market with the proceeds of an exercise price shall not again be available for the grant of an Award pursuant to the Plan. Notwithstanding that a Stock Appreciation Right may be settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right shall not again be available for the grant of an Award pursuant to the Plan. In addition, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as such under Section 422 of the Code. Notwithstanding the foregoing, any Inducement Shares that become available for issuance under the Plan pursuant to this Section 2(b) will only become available for issuance pursuant to Inducement Awards.

(c) Calculation of Share Reserve Under the Fungible Ratio. For purposes of determining the number of Shares issuable or transferred pursuant to Section 2(a) and except with respect to Inducement Awards, each Share which is issued or transferred pursuant to a Full Value Award (i) prior to May 20, 2015, shall be treated as if two Shares had been so issued or transferred, and (ii) on and after May 20, 2015, shall be treated as if 1.17 Shares had been so issued or transferred. To the extent there is issued a Share pursuant to a Full Value Award that counted as more than one Share against the number of Shares available for issuance under this Section and such Share again becomes available for issuance under the Plan pursuant to this Section, then the number of Shares available for issuance under the Plan shall increase by (A) two Shares for Shares returning prior to May 20, 2015, and (B) 1.17 Shares for Shares returning on and after May 20, 2015. To the extent permitted by Applicable Law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the

Company or any Subsidiary of the Company shall not be counted against Shares available for grant pursuant to this Plan. The settlement of any Award in cash shall not be counted against the Shares available for issuance under the Plan.

(d) Incentive Stock Option Limit. Subject to the provisions of Section 12 relating to capitalization adjustments, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 26,954,190 Shares.

(e) Inducement Shares. This Section 2(e) will apply with respect to the 1,850,000 Shares reserved under this Plan by action of the Board (or the Inducement Committee) to be used exclusively for the grant of Inducement Awards in compliance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Shares”). Notwithstanding anything to the contrary in this Plan, an Inducement Award (i) may only be granted with the prior written approval of the Inducement Committee and (ii) may be granted only to an Employee who has not previously been an Employee or a Director of the Company or any of its Affiliates, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. Incentive Stock Options may not be issued as part of an Inducement Award.

(f) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

3. ADMINISTRATION OF THE PLAN.

(a) Procedure. Unless and until the Board delegates administration to a Committee as set forth below, and subject to Section 2(e), the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise. The Board may designate different Committees to administer the Plan with respect to different groups of Service Providers. Notwithstanding anything to the contrary set forth herein, only an Inducement Committee has the power to grant Inducement Awards.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder, provided Inducement Awards can only be granted to certain Employees pursuant to Section 2(e) hereof;

(iii) to determine the number of Shares to be covered by each Award granted hereunder and the date of grant; the date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 3(c) of the Plan); provided, however, that Administrator may amend the terms of an Award without the affected Participant’s consent if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (C) to comply with other Applicable Law;

(ix) to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Prohibition Against Repricing. Subject to adjustments made pursuant to Section 12, in no event shall the Administrator have the right to amend the terms of any Award to reduce the exercise price of such outstanding Award or cancel an outstanding Award in exchange for cash or other Awards with an exercise price that is less than the exercise price of the original Award without stockholder approval.

(d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

4. ELIGIBILITY.

Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees and Inducement Awards of any Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted only to Employees who meet the criteria set forth in Section 2(e).

5. TERMS RELATING TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term of Option. The term of each Option or SAR will be stated in the Award Agreement and will not exceed ten years from the date of grant, except that in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Stockholder, the term of the Incentive Stock Option may not be more than five years from the date of grant.

(b) Exercise Price. The exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Stock on the date the Award is granted, except that for Options or SARs granted to a Ten Percent Stockholder, the exercise or strike price of each Option or SAR will not be less than 110% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Stock equivalents.

(c) Waiting Period and Exercise Dates. At the time an Option or SAR is granted, the Administrator will fix the period within which the Option or SAR may be exercised and will determine the vesting requirements and any other conditions that must be satisfied before the Option or SAR may be exercised.

(d) Exercise of an Option. The Administrator will determine the acceptable method (which may be electronic) and form of consideration for exercising an Option, including the method of payment. Such consideration may include: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws; (iv) other shares of Stock provided that such shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such shares of Stock, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (iv)

consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (vii) any combination of the foregoing methods of payment. In the case of an Incentive Stock Option, the Administrator will specify in the Award Agreement the acceptable forms of consideration.

(e) Exercise and Payment of a SAR. The Administrator will determine the acceptable method (which may be electronic) to exercise any outstanding SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Stock equal to the number of Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (ii) the strike price. The appreciation distribution may be paid in Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(f) Termination of Relationship as a Service Provider. Except as otherwise provided in the applicable Award Agreement, if a Participant ceases to be a Service Provider, other than for Cause or upon the Participant’s death or Disability, any unvested portion of the Option or SAR shall terminate and will revert to the Plan, and the Participant may exercise the vested portion of his or her Option or SAR until the earlier of three months following the Participant’s termination, or expiration of the Option or SAR. If the Participant does not exercise his or her Option or SAR within the time specified, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan. In the case of a Participant terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination as a Service Provider, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination for Cause.

(g) Disability of Participant. Except as otherwise provided in the applicable Award Agreement, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, any unvested portion of the Option or SAR shall terminate and will revert to the Plan, and the Participant may exercise the vested portion of his or her Option or SAR until the earlier of 12 months following the Participant’s termination, or expiration of the Option or SAR. If the Participant does not exercise his or her Option or SAR within the time specified, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(h) Death of Participant. Except as otherwise provided in the applicable Award Agreement, if a Participant dies while a Service Provider, any unvested portion of the Option or SAR shall terminate and will revert to the Plan, and the Participant’s properly designated beneficiary may exercise the Option or SAR until the earlier of 12 months following Participant’s death, or until expiration of the term of such Option or SAR. If no such beneficiary has been designated by the Participant, then such Option or SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option or SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option or SAR is not so exercised within the time specified herein, the Award will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(i) Rights of Holder of Option. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option or SAR shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. In no case shall an individual holding an Option receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Shares underlying an Option. Except as provided in Section 12(a) hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

6. RESTRICTED STOCK.

(a) Grant of Restricted Stock. The Administrator may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, provided Inducement Awards of Restricted Stock can only be granted to certain Employees pursuant to Section 2(e) hereof.

(b) Restricted Stock Agreement. Each Restricted Stock Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares subject to such Restricted Stock Award, and such other terms and conditions as the Administrator will determine. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed. The Administrator may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate.

(c) Transferability. Except as provided in this Section 6, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions. Except as otherwise provided in this Section 6, Shares underlying each Restricted Stock Award made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(e) Voting Rights. During the Period of Restriction, Service Providers holding Restricted Stock granted hereunder may exercise full voting rights with respect to such Stock, unless the Administrator determines otherwise.

(f) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Stock unless otherwise provided in the Award Agreement. Any such dividends will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. For clarity, Service Providers holding Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying Shares subject to the Restricted Stock Award during the Period of Restriction. Such dividends so accrued with respect to the Shares subject to any Restricted Stock Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the Period of Restriction with respect to such Restricted Stock has lapsed.

(g) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

7. RESTRICTED STOCK UNITS.

(a) Grant of Restricted Stock Units; Vesting and Other Terms. Restricted Stock Units may be granted to Service Providers at any time with the number of Units to be determined by the Administrator, provided Inducement Awards of Restricted Stock Units can only be granted to certain Employees pursuant to Section 2(e) hereof. The Administrator will set service-based or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number of Units to be issued to the Service Providers. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Earning of Restricted Stock Units; Form and Timing of Payment. Upon vesting of Restricted Stock Units, the holder thereof will be issued that number of Shares equal to the number of Units that have vested. Issuance of Shares upon the vesting of Restricted Stock Units will be made as soon as practicable after vesting, but in no event later than the time required to avoid adverse tax consequences under Section 409A of the Code.

(c) Cancellation of Restricted Stock Units. If a holder of Restricted Stock Units terminates service prior to the vesting of all Units or as otherwise provided in an Award Agreement, all unvested Restricted Stock Units will be forfeited and will again be available for grant under the Plan.

(d) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by an Award Agreement covering a Restricted Stock Unit, as determined by the Board and contained in such Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit in such manner as determined by the Board. Any additional Shares covered by the Restricted Stock Unit credited by reason of such dividend equivalents will be subject to all of the same terms and conditions (including forfeiture restrictions) of the underlying Restricted Stock Unit to which they relate, and such dividend equivalent shall not be paid unless and until the time that the Shares underlying the Restricted Stock Unit are vested and are distributed to the Service Provider.

8. PERFORMANCE UNITS AND PERFORMANCE SHARES.

(a) Grant of Performance Units and Performance Shares. Performance Units and Performance Shares may be granted to Service Providers at any time as determined by the Administrator, in such numbers and subject to such other terms and conditions as determined by the Administrator, in its discretion, provided Inducement Awards of Performance Units and Performance Shares can only be granted to certain Employees pursuant to Section 2(e) hereof.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited and will again be available for grant under the Plan.

(g) Dividends and Other Distributions. No cash dividends or distributions declared with respect to Shares subject to the Performance Units/Shares shall be paid to any Participant unless and until the Participant vests in such underlying Performance Units/Shares. Upon the vesting of a Performance Units/Shares, any cash dividends or distributions declared but not paid during the vesting period with respect to such Performance Units/Shares shall be paid to the Participant at the same time or times as the Shares underlying the Performance Units/Shares. Any stock dividends declared on Shares subject to a Performance Units/Shares shall be subject to the same restrictions and shall vest at the same time as the Performance Units/Shares from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Performance Units/Shares are forfeited.

9. PERFORMANCE GOALS.

The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement (“Performance Goals”) including, with respect to the Company or any business unit: (a) cash position, (b) clinical progression, (c) collaboration arrangements, (d) collaboration progression, (e) earnings per share, (f) a financing event, (g) net income, (h) operating cash flow, (i) market share, (j) operating expenses, (k) operating income, (l) product approval, (m) product revenues, (n) profit after tax, (o) projects in development, (p) regulatory filings, (q) return on assets, (r) return on equity, (s) revenue growth, and (t) total stockholder return, (u) implementation of, progression in or completion of projects or processes (including, without limitation, progress in research or development programs, progress in regulatory or compliance initiatives, clinical trial initiation, clinical trial enrollment, clinical trial results, new or supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, product supply and systems development and implementation), (v) completion of a joint venture or other corporate transaction, (w) employee retention, (x) budget management and (y) any other measures of performance selected by the Board. The Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index or to another Performance Goal. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

10. LEAVES OF ABSENCE.

Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six months and a day following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11. TRANSFERABILITY OF AWARDS.

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that the Administrator may only make an Award transferable to one or more of the following: (a) a “family member” (as defined pursuant to Rule 701 of the Securities Act of 1933, as amended) of the Participant; (b) a trust for the benefit of one or more of the Participant or the persons referred to in clause (a); (c) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders; or (d) charitable donations.

12. ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL.

(a) Adjustments. In order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, in the event that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Stock occurs, the Administrator shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits as specified throughout the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding time-based Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all time-based restrictions on Restricted Stock shall lapse, and, with respect to Performance Shares, Restricted Stock Units and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

(i) For the purposes of this Section (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the Fair Market Value of the consideration received in the merger or Change in Control by holders of Stock for each Share held on the effective date of the transaction; provided, however, that if such consideration received in the Change in Control is not solely stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received to be solely stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control. The continuation or imposition of vesting terms or other restrictions on Awards in connection with a Change of Control shall not prevent such Awards from being considered assumed for purposes of this Section.

(ii) Notwithstanding the above, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(iii) If an Option or SAR is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant that the Option or SAR will be fully vested and exercisable for a stated period of time prior to the Change of Control, as determined by the Administrator, and the Option or SAR will terminate upon the expiration of such period.

(iv) With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant not at the request of the successor, then the Participant will fully vest in all Awards, and shall have the right to exercise Options and SARs for such periods as provided in the applicable Award Agreement.

13. TAX WITHHOLDING.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or shares of Stock having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned shares of Stock having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of shares of Stock otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the shares of Stock to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. CLAWBACK AND RECOVERY OF AWARDS.

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board has adopted a clawback policy that allows the Company to seek repayment of incentive compensation that was erroneously paid. The policy provides that if the Board, or Compensation Committee as applicable, determines that there has been a material misstatement of publicly issued financial results from those previously issued to the public due to a knowing violation of rules and regulations of the Securities and Exchange Commission or Company policy, or the willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence, our Board or Compensation Committee will review all incentive compensation made to our named executive officers during the three year period prior to the restatement on the basis of having met or exceeded specific Performance Goals. If such payments would have been lower had they been calculated based on such restated results, our Board or Compensation Committee will (to the extent permitted by governing law) seek to recoup the payments in excess of the amount that would have been paid based on the restated results.

15. CONDITIONS UPON ISSUANCE OF SHARES.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. AMENDMENT AND TERMINATION OF THE PLAN.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Unless earlier terminated or extended, the Plan will continue in effect until February 6, 2029, at which time it shall terminate without further action on the part of the Board or the Company.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, without the consent of the Participant. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17. MISCELLANEOUS

(a) Not an Employment or Service Contract. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

(b) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

(c) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(d) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(e) Choice of Law. The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

18. DEFINITIONS.

As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 3 of the Plan. With respect to Inducement Awards, the term “Administrator” shall mean the Board or the Inducement Committee.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares and shall include Inducement Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, in respect of a Participant, the meaning ascribed to such term in the written employment agreement between a Participant and the Company then in effect, and in the absence of any written agreement between the Participant and the Company defining such term, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant under the Plan will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 3 of the Plan.

(k) “Company” means Cytokinetics, Incorporated, a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with non-discriminatory standards.

(o) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion, subject to the provisions of Section 3(c).

(r) “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations thereunder.

(v) “Inducement Award” means an Award granted pursuant to Section 2(e) of the Plan.

(w) “Inducement Committee” means a Committee consisting of the majority of the Company’s independent directors or the Company’s independent Compensation Committee, in each case in accordance with Nasdaq Listing Rule 5635(c)(4).

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance Goals” is defined in Section 9 of the Plan.

(ee) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” or “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

(gg) “Period of Restriction” means the period during which the transfer of shares of Restricted Stock are subject to restrictions and therefore, the shares of Restricted Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this Amended and Restated 2004 Equity Incentive Plan.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Service Provider” means an Employee, Director or Consultant.

(ll) “Share” means a share of the Stock, as adjusted in accordance with Section 12 of the Plan.

(mm) “Stock” means the Common Stock of the Company.

(nn) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 5 is designated as a SAR.

(oo) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

* * * *

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/CYTK ••Cast your vote online ••Have your Proxy Card ready ••Follow the simple instructions to record your vote PHONE Call 1-866-390-9954 ••Use any touch-tone telephone ••Have your Proxy Card ready ••Follow the simple recorded instructions MAIL ••Mark, sign and date your Proxy Card ••Fold and return your Proxy Card in the postage-paid envelope provided Cytokinetics, Incorporated Annual Meeting of Stockholders For Stockholders of record as of March 21, 2022 TIME: Tuesday, May 10, 2022 10:00 AM, Pacific Time PLACE: 350 Oyster Point Blvd. South San Francisco, CA 94080 This proxy is being solicited on behalf of the Board of Directors of Cytokinetics, Incorporated The undersigned hereby appoints each of Robert I. Blum and Mark A. Schlossberg, Esq. (the "Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them, acting individually and not jointly, to vote all the shares of capital stock of Cytokinetics, Incorporated which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY AND SUBJECT TO THIS PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF CYTOKINETICS, INCORPORATED (THE "BOARD OF DIRECTORS"). The shares of capital stock of Cytokinetics, Incorporated represented by and subject to this proxy card, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cytokinetics, Incorporated Annual Meeting of Stockholders Please make your marks like this: [!] THE BOARD OF DIRECTORS RECOMM ENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the Board of Directors' nominees as Class Ill Directors, each to serve for a three-year term and until their successors are duly elected and qualified. FOR WITHHOLD 1.01 Muna Bhanji D D • FOR 1.02 Santo J. Costa, Esq. D D FOR 1.03 John T. Henderson, M.B., Ch.B. D D FOR 1.04 B. Lynne Parshall, Esq. D D FOR FOR AGAINST AB STAI'II 2. To approve the amendment and restatement of the Amended and Restated 2004 Equity D D D FOR Incentive Plan to increase the number of authorized shares reserved for issuance under the Amended and Restated 2004 Equity Incentive Plan by an additional 5,998,000 shares of common stock. 3. To ratify the Audit Committee of our Board of Directors' selection of Ernst & Young LLP as our D D D FOR independent registered public accounting firm for the fiscal year ending December 31, 2022. 4. To approve, on an advisory basis, the compensation of the named executive officers, as D D D FOR identified and disclosed in the Cytokinetics, Incorporated Proxy Statement for the 2022 Annual Meeting of Stockholders. 5. The transaction of such other business as may properly come before the meeting. 0 Check here if you would like to attend the meeting in person. Authorized Signatures · Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include t it le and authority. Corporations should provide full name of corporation and tit le of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date Incorporated YOUR VOTE IS which IMPORTANT! the undersigned PLEASE VOTE is entitled BY: to P.O. vote BOX at 8016, said meeting CARY, NC and 27512-9903 any adjournment INTERNET thereof Go To: upon www. the proxypush. matters specified com/CYTK and ••Cast upon such your other vote online matters ••Have as may your be Proxy properly Card brought ready ••Follow before the the meeting simple or instructions any adjournment to record thereof, your vote conferring PHONE authority Call 1-866-390-9954 upon such true ••Use and any lawful touch-tone attorneys telephone to vote in ••Have their discretion your Proxy on Card such ready other ••Follow matters as the may simple properly recorded come instructions before the meeting MAIL ••Mark, and revoking sign and any date proxy your heretofore Proxy Card given. ••Fold THE and SHARES return REPRESENTED your Proxy Card BY in AND the SUBJECT postage-paid TO THIS envelope PROXY provided CARD WILL Cytokinetics, BE VOTED AS Incorporated DIRECTED OR, Annual IF NO DIRECTION Meeting of IS Stockholders GIVEN, SHARES For WILL Stockholders BE VOTED of IDENTICAL record as of TO March THE RECOMMENDATION 21, 2022 TIME: Tuesday, OF THE May BOARD 10, 2022 OF DIRECTORS 10:00 AM, OF Pacific CYTOKINETICS, Time PLACE: INCORPORATED 350 Oyster Point (THE Blvd. "BOARD South OF San DIRECTORS") Francisco, . The CA 94080 shares of This capital proxy stock is being of Cytokinetics, solicited on Incorporated behalf of the Board represented of Directors by and of subject Cytokinetics, to this Incorporated proxy card, when The properly undersigned executed, hereby will appoints be voted each in the of Robert manner I. Blum directed and herein. Mark A. In Schlossberg, their discretion, Esq. the (the Named "Named Proxies Proxies"), are authorized as the true to and vote lawful upon attorneys such other of the matters undersigned, that may with properly full power come before of substitution the meeting and revocation, or any adjournment and authorizes or postponement each of them, thereof. acting You individually are encouraged and not jointly, to specify to vote your all choice the shares by marking of capital the appropriate stock of Cytokinetics, box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Please make your marks like this: FOR FOR FOR FOR FOR FOR Signature (if held jointly)